EXHIBIT 99.2
------------




                                    AMLI

                                 RESIDENTIAL

        ------------------------------------------------------------

                             THIRD QUARTER 2005
                  SUPPLEMENTAL OPERATING AND FINANCIAL DATA

        ------------------------------------------------------------




              [ graphics indicating property / caption reading
                   "AMLI Memorial Heights - Houston, Texas
                       Acquired Third Quarter 2005" ]



                      AMLI RESIDENTIAL PROPERTIES TRUST

                           125 South Wacker Drive

                           Chicago, Illinois 60606

                            Phone: (312) 443-1477

                            Fax:  (312) 443-0909

                                www.amli.com
                                ------------


Certain matters discussed in this supplemental package and the conference call held in connection herewith are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters. The Company is making forward looking statements because it believes that investors, analysts, and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them. Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risk detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2004.

                                    AMLI
                                 RESIDENTIAL


                                                       TABLE OF CONTENTS

                                                                    Page
                                                                    ----
SUMMARY INFORMATION

  Description of AMLI and Investor Information . . . . . . . . . .     1
  Earnings Release . . . . . . . . . . . . . . . . . . . . . . . .     2
  Selected Financial and Operating Information . . . . . . . . . .     6
  Funds From Operations. . . . . . . . . . . . . . . . . . . . . .    14
  Statements of Operations . . . . . . . . . . . . . . . . . . . .    16
  Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .    19


DEBT AND PREFERRED SHARES

  Debt and Preferred Shares Summary. . . . . . . . . . . . . . . .    22
  Debt Maturities. . . . . . . . . . . . . . . . . . . . . . . . .    25


SAME STORE AND NOI DATA

  Quarterly Comparison of Same Store Communities . . . . . . . . .    27
  Quarterly Comparison of Components of NOI. . . . . . . . . . . .    39


OTHER DATA

  Co-Investment Compensation . . . . . . . . . . . . . . . . . . .    45
  Service Companies Financial Information. . . . . . . . . . . . .    46


PORTFOLIO

  Stabilized Communities . . . . . . . . . . . . . . . . . . . . .    50
  Development Summary. . . . . . . . . . . . . . . . . . . . . . .    56
  Land Held for Development or Sale. . . . . . . . . . . . . . . .    60
  Acquisition and Disposition Summary. . . . . . . . . . . . . . .    61


NON-GAAP FINANCIAL MEASURES

  Definition of Non-GAAP Financial Measures. . . . . . . . . . . .    63
  Reconciliation Between Net Income and FFO and AFFO . . . . . . .    65
  Reconciliation Between Net Income and Consolidated NOI . . . . .    67




















Third Quarter 2005
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL



                             COMPANY DESCRIPTION
                            INVESTOR INFORMATION


AMLI Residential (or AMLI) is an integrated, self-managed real estate operating company that was formed in February 1994 to continue and expand the multifamily property business previously conducted by AMLI Realty Co., our predecessor company, which has been in business since 1980. AMLI is structured as an UPREIT, or umbrella partnership real estate investment trust, and we own interests in properties and conduct our business through AMLI Residential Properties, L.P., (the Operating Partnership or OP). The sole general partner of the OP is AMLI Residential Properties Trust, the public company whose shares of beneficial interest are traded on the NYSE under the symbol "AML."

Our business is the development, acquisition and management of upscale apartment communities in the Southeast, Southwest, Midwest and Mountain regions of the United States. We also serve as an institutional advisor and asset manager for domestic and international, tax-exempt and taxable investors in connection with our joint venture co-investment business. A summary schedule of our investment communities is included in this Supplement.

We operate all of our communities under the AMLI [registered trademark] brand name, representing our commitment to high quality, exceptional service and superior value. We have corporate offices in Atlanta, Dallas, Indianapolis and Kansas City, in addition to our main office in Chicago. We employ approximately 850 people who are dedicated to our mission ... To Provide an Outstanding Living Environment For Our Residents.

For additional information on AMLI, please visit our website at www.amli.com.

The following information is presented as a supplement to our other public reporting, including our Form 10-Q and Form 10-K, both of which can be found on our website or through the SEC's EDGAR database. We hope that the information contained herein is helpful to you. We encourage your feedback and any suggestions, which you believe will help us provide better disclosure to you. Please contact either of:

      Robert Chapman
      Executive Vice President
        & CFO                       312.984.6845      rchapman@amli.com

      Sue Bersh
      Vice President -
        Corporate Communications    312.984.2607      sbersh@amli.com


Thank you for your interest in AMLI Residential.



                                     AML
                                   LISTED
                                    NYSE









Third Quarter 2005                                              Page 1
Supplemental Information             AMLI Residential Properties Trust

AMLI                                      125 South Wacker Drive
RESIDENTIAL                               Chicago, Illinois 60606
                                          Phone:      312.443.1477
                                          Fax:        312.443.0909
                                          www.amli.com
PRESS RELEASE
FOR IMMEDIATE RELEASE
---------------------
October 25, 2005                    For More Information, Contact:
                                    Robert J. Chapman,
                                    Chief Financial Officer
                                    (312) 984-6845

                  AMLI RESIDENTIAL ANNOUNCES THIRD QUARTER
                   OPERATING RESULTS AND DECLARES DIVIDEND

(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the third quarter ended September 30, 2005.

EARNINGS
--------

Net income for the quarter and nine months ended September 30, 2005 was $44,136,000 and $75,757,000, respectively, as compared to $12,234,000 and
$61,257,000, respectively, in the year earlier periods. Diluted Earnings Per Share ("EPS") for the quarter ended September 30, 2005 was $1.48 compared to $0.41 for the same period a year earlier, an increase of 261%. For the nine months ended September 30, 2005, EPS was $2.52 compared to $2.13 for the comparable period of 2004.

The difference in net income between the current quarter and the third quarter last year and net income for the nine months ended September 30, 2005 versus the comparable period in 2004 is primarily attributable to the differences in the amount of aggregate gains recognized from a combination of sales of rental properties, net of minority interest, sales of partnership interests in existing wholly-owned communities and AMLI's share of gains on sales of partnership properties. Such amounts were $41,900,000 and $73,934,000 for the three and nine months ended September 30, 2005, respectively, and $11,318,000 and $51,282,000 for the three and nine months ended September 30, 2004, respectively.

FUNDS FROM OPERATIONS ("FFO") for the third quarter 2005 were $16,042,000, or $0.51 per common share, compared to $13,576,000, or $0.44 per common share, for the third quarter 2004 (a per share increase of 15.9%). Actual results for the third quarter were consistent with both the mid-point of AMLI's most current guidance and First Call's most recent estimate.

"The results of the quarter were significantly better than a year ago, reflecting continuing improvement in community operations, full investment of the proceeds of our common share offering in March 2004 and positive contributions from transactional activity," stated Robert J. Chapman, AMLI Chief Financial Officer. "Same community total revenues continue to increase year over year and sequentially over the prior quarter. The increase in third quarter community operating expenses compared to last year is not representative of a full year run rate, and we still expect community revenue, operating expenses and NOI for the full year 2005 to be within the range of our guidance."

THIRD QUARTER ACTIVITIES
------------------------

During the third quarter, AMLI purchased AMLI Memorial Heights (380 apartments) in Houston, Texas and sold AMLI at Poplar Creek (196 apartments) in Schaumburg, Illinois. AMLI also completed the initial lease-up and stabilization of AMLI Downtown (220 apartments, retail and parking) in Austin, Texas and closed on a $25 million first mortgage permanent loan secured only by the residential portion. AMLI owns a 30% interest in AMLI Downtown.

Third Quarter 2005                                              Page 2
Supplemental Information             AMLI Residential Properties Trust

Additionally AMLI entered into three joint ventures during the quarter. In two transactions AMLI sold a 60% partnership interest in AMLI at Riverbend (996 apartments) in Indianapolis, Indiana and an 80% partnership interest in AMLI at Oakhurst North (464 apartments) in Aurora (Chicago), Illinois, both stabilized, previously wholly-owned apartment communities, to a client of The Tuckerman Group LLC. In addition to retaining an ownership in both communities, AMLI was paid certain fees upon closing of the joint ventures.

In the third transaction, AMLI entered into a joint venture with The Northwestern Mutual Life Insurance Company ("Northwestern Mutual") to develop and own AMLI Perimeter Gardens (245 apartments) in the Dunwoody neighborhood of northeast Atlanta, Georgia. The joint venture is structured such that cash flow and sales proceeds will be shared 75% to Northwestern Mutual and 25% to AMLI Residential until certain benchmarks are achieved, at which point AMLI will receive an increased portion of the cash flow and residual interest.

Early in the quarter, AMLI modified the terms of the Company's three unsecured bank credit facilities, including its two revolving lines of credit and its $110 million term loan. The commitment amounts under the primary and secondary lines of credit were increased to $250 million and $20 million, respectively, and the maturity dates were reset to three years from closing. The pricing and certain covenants under all three facilities were also amended.

SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%), for the quarter ended September 30, 2005 versus the prior year's comparable quarter, total community revenue increased 1.6% (reflecting an increase in weighted average occupancy to 94.9% from 93.9% and an increase in weighted average collected revenue per occupied unit of 0.5%), operating expenses increased by 4.6% (partially reflecting quarterly timing differences), and net operating income ("NOI") decreased by 0.5%.

Comparing the third quarter of 2005 to the preceding quarter, total community revenue increased by 1.9% (reflecting an increase in weighted average occupancy of 1.3% and an increase in weighted average collected revenue per occupied unit of 0.4%), operating expenses increased 5.3% (reflecting some seasonality), and NOI decreased 0.6%.

SUBSEQUENT EVENTS
-----------------

Yesterday, AMLI and Morgan Stanley Real Estate's Prime Property Fund (PRIME) announced that PRIME entered into a definitive agreement to acquire AMLI in an all-cash transaction totaling approximately $2.1 billion. Under the terms of the agreement PRIME will acquire all of AMLI's common shares for $37.75 per share in cash. Holders of limited partnership units in AMLI's operating partnership will also receive $37.75 per unit in cash. AMLI will continue to pay regular quarterly distributions at an annualized rate of $1.92 per share and per unit through the closing of the transaction. Completion of the transaction, which is expected to occur during the first quarter of 2006, is subject to approval by AMLI's common shareholders and certain other customary closing conditions.

OUTLOOK
-------

AMLI's current expectation for FFO for the fourth quarter and full year 2005 is now plus or minus $0.02 from the midpoints of $0.69 per share and $2.15 per share, reflecting an approximately $0.20 per share contribution from the potential disposition of a community built for sale by one of the Company's subsidiaries that had previously been assumed to occur in 2006.



Third Quarter 2005                                              Page 3
Supplemental Information             AMLI Residential Properties Trust

The following chart reconciles AMLI's current FFO per share guidance to
EPS:
                         Actual    Actual    Actual               Full
                           Q1        Q2        Q3        Q4       Year
                        -------   -------   -------   -------   -------
EPS per Common Share     $ 0.76    $ 0.28    $ 1.48    $ 0.34    $ 2.85
Gains on Sales          ($ 0.85)  ($ 0.35)  ($ 1.47)  ($ 0.30)  ($ 2.96)
Depreciation             $ 0.45    $ 0.45    $ 0.43    $ 0.40    $ 1.73
Adjustment for
  Preferred Shares       $ 0.07    $ 0.14    $ 0.07    $ 0.25    $ 0.53
FFO per Share            $ 0.43    $ 0.52    $ 0.51    $ 0.69    $ 2.15

DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on November 15, 2005 to all common shareholders of record as of November 4, 2005 and is based on an annual dividend rate of $1.92 per common share.

CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, October 26, 2005 at 3:30 p.m. Eastern Time. The toll-free number for the call is (800) 946-0706 -
Passcode: 994697, and should be accessed approximately 5 minutes prior to conference time. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website (www.amli.com/comp/) and at www.streetevents.com, a password-protected event management site. Additionally, an on-line replay of the webcast will be available for 60 days following the call.

SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The Third Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'

DEFINITIONS
-----------

This press release and the Quarterly Supplemental Information described above contain certain non-GAAP ("Generally Accepted Accounting Principles") information that is generally provided by most publicly-traded residential REITs. AMLI uses this information internally to measure its performance and/or liquidity and to compare its performance to other REITs in its peer group, and believes that this information may be of interest and use to the investment community for the same reason.

Except where indicated, community revenue, community expenses, net operating income ("NOI") and earnings before interest, taxes, depreciation and amortization ("EBITDA") are computed based on various line items included in our consolidated statements of income prepared in accordance with GAAP. Where indicated, this information is presented on a basis that includes AMLI's proportionate share of the non-GAAP financial measures of its co-investment partnerships.

Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in the Company's Quarterly Supplemental Financial information, primarily pages 18 and 19.

EBITDA is NOI (including AMLI's proportionate share of the NOI of its co-investment partnerships) plus all fees and interest income and income from the Service Companies and gains or losses from sales or valuation of land and other income, less general and administration expense.


Third Quarter 2005                                              Page 4
Supplemental Information             AMLI Residential Properties Trust

FUNDS FROM OPERATIONS ("FFO") is EBITDA less interest expense (including AMLI's proportionate share of the interest expense of its co-investment partnerships and amortization of deferred financing expense) and any income taxes. FFO computed in this manner is equal to FFO as defined in NAREIT's white paper, which definition is "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures."

Additional definitions can be found in the Quarterly Supplemental
Information.

ABOUT AMLI
----------

The AMLI<registered trademark> portfolio currently includes 75 apartment communities containing 28,356 apartment homes, with an additional 827 apartment homes under development or in lease-up in three locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission -- Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.

FORWARD-LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2004.
                                #   #   #   #

Third Quarter 2005                                              Page 5
Supplemental Information             AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                  SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

EARNINGS AND CASH FLOWS
-----------------------

EBITDA (a) . . . . . .$ 87,895            30,251   31,340   26,304  109,978   27,360   25,472   30,092   27,054
FFO. . . . . . . . . .  45,506            16,042   16,186   13,278   60,646   14,295   13,576   17,097   15,678
AFFO . . . . . . . . .  40,853            14,382   14,447   12,024   54,343   12,234   11,853   15,670   14,586
Net income . . . . . .  75,757            44,136    9,210   22,411   62,425    1,168   12,234   42,304    6,719
Dividends (b). . . . .  44,792            14,939   14,927   14,926   57,747   14,909   14,880   14,846   13,112


PER SHARE DATA -
DILUTED
----------------

FFO. . . . . . . . . .$   1.46           $  0.51  $  0.52  $  0.43  $  2.01  $  0.46  $  0.44  $  0.55  $  0.56
AFFO . . . . . . . . .$   1.31           $  0.46  $  0.46  $  0.39  $  1.80  $  0.39  $  0.38  $  0.51  $  0.52
Net income allocable
  to common shares . .$   2.52           $  1.48  $  0.28  $  0.76  $  2.08  $ (0.03) $  0.41  $  1.45  $  0.21
Common dividends . . .$   1.44           $  0.48  $  0.48  $  0.48  $  1.92  $  0.48  $  0.48  $  0.48  $  0.48
FFO payout ratio
  (based on per share
  amounts) . . . . . .     99%               94%      93%     113%      96%     105%     110%      87%      85%
AFFO payout ratio
  (based on per share
  amounts) . . . . . .    110%              105%     104%     125%     107%     123%     126%      95%      92%











Third Quarter 2005                                                                                      Page 6
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)



                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NUMBER OF
APARTMENT HOMES
---------------

STABILIZED COMMUNITIES
----------------------

Wholly-owned . . . . .  14,824            14,824   16,100   16,316   15,990   15,990   15,276   15,068   15,240
Partnerships . . . . .  13,532            13,532   11,852   11,604   11,604   11,604   12,052   12,052   12,052
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        28,356            28,356   27,952   27,920   27,594   27,594   27,328   27,120   27,292
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

COMMUNITIES UNDER
 DEVELOPMENT
 AND/OR IN LEASE-UP
-------------------

Wholly-owned . . . . .     288               288      533      360      820      820      820      820      782
Partnerships . . . . .     539               539      514    1,034    1,034    1,034    1,034    1,034    1,034
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                           827               827    1,047    1,394    1,854    1,854    1,854    1,854    1,816
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Total. . . . . . . . .  29,183            29,183   28,999   29,314   29,448   29,448   29,182   28,974   29,108
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========









See notes on page 13.

Third Quarter 2005                                                                                      Page 7
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                  SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                                                            2005
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------
CAPITALIZATION
--------------

TOTAL ASSETS BEFORE DEPRECIATION
Consolidated (c) . . . . . . . . . . . . . .  $ 1,478,247                 1,478,247    1,510,319    1,511,238

DEBT
Consolidated . . . . . . . . . . . . . . . .      614,838                   614,838      682,618      688,235

SHARE INFORMATION
Common shares outstanding. . . . . . . . . .   25,686,114                25,686,114   25,661,523   25,615,956
Preferred shares outstanding (d) . . . . . .    3,925,000                 3,925,000    3,925,000    3,925,000
Operating partnership units
 outstanding (e) . . . . . . . . . . . . . .    1,633,415                 1,633,415    1,637,465    1,638,295
                                              -----------  -----------  -----------  -----------  -----------
    Total shares and units outstanding . . .   31,244,529                31,244,529   31,223,988   31,179,251
                                              -----------  -----------  -----------  -----------  -----------

Average Common Shares. . . . . . . . . . . .   25,442,312                25,460,400   25,440,759   25,425,391
Average Common and Preferred Shares
 and OP Units. . . . . . . . . . . . . . . .   31,004,930                31,021,971   31,002,676   30,989,790
                                              -----------  -----------  -----------  -----------  -----------

Share price, end of period . . . . . . . . .  $     32.07               $     32.07  $     31.26  $     27.39

EQUITY MARKET CAPITALIZATION . . . . . . . .    1,002,012                 1,002,012      976,062      854,000

TOTAL MARKET CAPITALIZATION
Consolidated . . . . . . . . . . . . . . . .    1,616,850                 1,616,850    1,658,680    1,542,234









Third Quarter 2005                                                                                      Page 8
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                                                            2004
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------

CAPITALIZATION
--------------

TOTAL ASSETS BEFORE DEPRECIATION
Consolidated (c) . . . . . . . . . . . . . .  $ 1,473,951    1,473,951    1,393,026    1,285,142    1,284,825

DEBT
Consolidated . . . . . . . . . . . . . . . .      653,901      653,901      576,477      476,449      496,583


SHARE INFORMATION
Common shares outstanding. . . . . . . . . .   25,525,564   25,525,564   25,405,377   25,341,652   25,289,725
Preferred shares outstanding (d) . . . . . .    3,925,000    3,925,000    3,925,000    3,925,000    3,925,000
Operating partnership units
 outstanding (e) . . . . . . . . . . . . . .    1,639,481    1,639,481    1,684,336    1,707,118    1,715,394
                                              -----------  -----------  -----------  -----------  -----------
    Total shares and units outstanding . . .   31,090,045   31,090,045   31,014,713   30,973,770   30,930,119
                                              -----------  -----------  -----------  -----------  -----------

Average Common Shares. . . . . . . . . . . .   24,563,094   25,462,780   25,386,897   25,306,317   22,077,441
Average Common and Preferred Shares
 and OP Units. . . . . . . . . . . . . . . .   30,199,707   31,057,256   30,998,529   30,941,004   27,783,836
                                              -----------  -----------  -----------  -----------  -----------

Share price, end of period . . . . . . . . .  $     32.00  $     32.00  $     31.55  $     29.34  $     28.25

EQUITY MARKET CAPITALIZATION . . . . . . . .      994,881      994,881      978,514      908,770      873,776

TOTAL MARKET CAPITALIZATION
Consolidated . . . . . . . . . . . . . . . .    1,648,783    1,648,783    1,554,991    1,385,219    1,370,359










Third Quarter 2005                                                                                      Page 9
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                                                            2005
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------

DEBT SERVICE (f)
----------------

INTEREST EXPENSE AND
 AMORTIZATION OF DEFERRED
 FINANCING COSTS
Consolidated . . . . . . . . . . . . . . . .  $    28,378                     9,846        9,621        8,911


CAPITALIZED INTEREST
Consolidated . . . . . . . . . . . . . . . .        1,358                       534          422          402


SCHEDULED PRINCIPAL PAYMENTS
 (NORMAL AMORTIZATION)
Consolidated . . . . . . . . . . . . . . . .        5,391                     1,934        1,812        1,645
























Third Quarter 2005                                                                                     Page 10
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)


                                                                            2004
                                              ---------------------------------------------------------------
                                                  Year        Dec 31       Sep 30       Jun 30       Mar 31
                                              -----------  -----------  -----------  -----------  -----------

DEBT SERVICE (f)
----------------

INTEREST EXPENSE AND
 AMORTIZATION OF DEFERRED
 FINANCING COSTS
Consolidated . . . . . . . . . . . . . . . .       32,546        8,713        7,701        8,875        7,257


CAPITALIZED INTEREST
Consolidated . . . . . . . . . . . . . . . .        1,260          239          260          296          465


SCHEDULED PRINCIPAL PAYMENTS
 (NORMAL AMORTIZATION)
Consolidated . . . . . . . . . . . . . . . .        5,626        1,676        1,472        1,271        1,207



















See notes on page 13.

Third Quarter 2005                                                                                     Page 11
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                  SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)
                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30   Jun 30 (h)   Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
OPERATIONAL RATIOS
------------------
EBITDA, AS PERCENT
 OF TOTAL MARKET
 CAPITALIZATION
Consolidated . . . . . .                 7.5%       7.6%       6.8%       6.6%       6.6%       8.7%       7.9%

INTEREST COVERAGE
Consolidated . . . . . .                 3.2        3.4        3.1        3.3        3.4        4.1        3.9

FIXED CHARGE COVERAGE (g)
Consolidated . . . . . .                 2.3        2.4        2.2        2.3        2.3        2.9        2.7


FINANCIAL RATIOS
----------------
DEBT TO TOTAL MARKET
 CAPITALIZATION
Consolidated . . . . . .                38.0%      41.2%      44.6%      39.7%      37.1%      34.4%      36.2%

DEBT TO TOTAL ASSETS,
 AT COST (before
 depreciation)
Consolidated . . . . . .                41.6%      45.2%      45.5%      44.4%      41.4%      37.1%      38.6%















Third Quarter 2005                                                                                     Page 12
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                      SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

Notes:


  (a) See page 14.

  (b) Represents dividends paid on all common and preferred shares and OP units.

  (c) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interests in unconsolidated partnerships on the equity method.

  (d) All preferred shares are convertible to common shares at the option of the holder.

  (e) Represents Minority Interest on the Company's Consolidated Balance Sheets.

  (f) Includes amortization of deferred and other financing costs, prepayment penalty and interest and amortization attributable to discontinued operations.

  (g) Includes interest expense, principal amortization and preferred dividends.
























Third Quarter 2005                                                                                     Page 13
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                         FUNDS FROM OPERATIONS
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Company's share of
 communities'
 EBITDA (a). . . . . .$ 87,356            29,652   29,458   28,246  108,727   28,990   25,729   25,842   28,166

Share of Service
  Companies' EBITDA/
  FFO (b). . . . . . .   2,926               114    3,254     (442)    (202)     217      (96)    (210)    (113)
Other income . . . . .     728                96      431      201    1,680      263      224      429      764
Co-investment fee
 income (c). . . . . .   1,829             1,227      342      260    1,824      331      636      424      433
General and
 administrative. . . .  (6,074)           (2,118)  (1,995)  (1,961)  (7,301)  (2,441)    (871)  (1,793)  (2,196)
Discontinued opera-
 tions - gain on sale
 of bond financing . .   1,280             1,280    --       --       5,400    --       --       5,400    --
Non-cash impairment
 loss. . . . . . . . .    (150)            --        (150)   --        (150)   --        (150)   --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
EARNINGS BEFORE
 INTEREST, TAXES,
 DEPRECIATION
 AND AMORTIZATION
 (EBITDA). . . . . . .  87,895            30,251   31,340   26,304  109,978   27,360   25,472   30,092   27,054
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INTEREST EXPENSE (d)
Wholly-owned
 communities and
 portfolio debt. . . . (28,378)           (9,846)  (9,621)  (8,911) (31,425)  (8,713)  (7,701)  (7,754)  (7,257)
Prepayment penalty
 and write-off of
 unamortized deferred
 financing costs . . .   --                --       --       --      (1,121)   --       --      (1,121)   --
Share of partnership
 communities . . . . . (12,010)           (4,106)  (3,976)  (3,928) (15,338)  (3,906)  (3,859)  (3,797)  (3,776)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                       (40,388)          (13,952) (13,597) (12,839) (47,884) (12,619) (11,560) (12,672) (11,033)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Third Quarter 2005                                                                                     Page 14
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                             FUNDS FROM OPERATIONS - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SERVICE COMPANIES
 TAXES AND DEPRECIA-
 TION AND AMORTIZA-
 TION (b)
  Taxes. . . . . . . .     504               514     (665)     655    1,782      246      520      522      494
  Depreciation and
   amortization. . . .  (2,505)             (771)    (892)    (842)  (3,230)    (692)    (856)    (845)    (837)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        (2,001)             (257)  (1,557)    (187)  (1,448)    (446)    (336)    (323)    (343)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
FUNDS FROM
 OPERATIONS (FF0). . .  45,506            16,042   16,186   13,278   60,646   14,295   13,576   17,097   15,678
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
CAPITAL EXPENDITURES
 PAID FROM FFO (e)
Wholly-owned
 communities . . . . .  (3,831)           (1,390)  (1,462)    (979)  (5,346)  (1,821)  (1,453)  (1,168)    (904)
Share of partnership
 communities . . . . .    (822)             (270)    (277)    (275)    (957)    (240)    (270)    (259)    (188)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        (4,653)           (1,660)  (1,739)  (1,254)  (6,303)  (2,061)  (1,723)  (1,427)  (1,092)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
ADJUSTED FUNDS FROM
 OPERATIONS (AFFO) . .$ 40,853            14,382   14,447   12,024   54,343   12,234   11,853   15,670   14,586
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Notes:
  (a) See pages 40 and 43.

  (b) See footnote (e) on page 47.

  (c) See page 45.

  (d) Includes amortization of deferred and other financing costs.

  (e) For details, refer to the Company's Management Discussion and Analysis in the relevant Form 10-K or
      Form 10-Q filed with SEC.


Third Quarter 2005                                                                                     Page 15
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                     CONSOLIDATED (a) STATEMENTS OF OPERATIONS
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
RENTAL OPERATIONS
Revenue:
 Rental. . . . . . . .$107,257            37,973   35,722   33,562  113,462   31,912   29,067   27,417   25,066
 Other . . . . . . . .   8,806             3,270    3,114    2,422    9,064    2,349    2,442    2,296    1,977
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                       116,063            41,243   38,836   35,984  122,526   34,261   31,509   29,713   27,043
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Expenses:
 Rental. . . . . . . .  51,763            18,914   17,344   15,505   53,456   14,600   14,727   13,115   11,014
 Depreciation. . . . .  33,091            11,104   11,006   10,981   35,325    9,998    9,257    8,502    7,568
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        84,854            30,018   28,350   26,486   88,781   24,598   23,984   21,617   18,582
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        31,209            11,225   10,486    9,498   33,745    9,663    7,525    8,096    8,461
 Income from
  partnerships (b) . .   1,721               559      784      378    3,435      886      616      430    1,503
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Income from rental
 operations. . . . . .  32,930            11,784   11,270    9,876   37,180   10,549    8,141    8,526    9,964
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
OTHER INCOME AND
 EXPENSES
 Fee income from
  unconsolidated
  partnerships . . . .   1,829             1,227      342      260    1,824      331      636      424      433
 Other income. . . . .     728                96      431      201    1,378      263      207      429      479
 Interest and amorti-
  zation of deferred
  financing costs. . . (28,166)           (9,844)  (9,507)  (8,815) (30,042)  (8,580)  (7,638)  (6,976)  (6,848)
 Prepayment penalty
  and write-off of
  unamortized deferred
  financing costs. . .   --                --       --       --      (1,121)   --       --      (1,121)   --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                       (25,609)           (8,521)  (8,734)  (8,354) (27,961)  (7,986)  (6,795)  (7,244)  (5,936)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------




Third Quarter 2005                                                                                     Page 16
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                         CONSOLIDATED (a) STATEMENTS OF OPERATIONS - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SERVICE COMPANIES'
 OPERATIONS (c)
 Total revenue . . . .  11,485             3,612    2,504    5,369   45,738    9,052   11,585   11,867   13,234
 Total expenses. . . . (13,309)           (4,045)  (3,168)  (6,096) (47,636)  (9,404) (12,123) (12,393) (13,716)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        (1,824)             (433)    (664)    (727)  (1,898)    (352)    (538)    (526)    (482)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
General and
 administrative. . . .  (6,074)           (2,118)  (1,995)  (1,961)  (7,301)  (2,441)    (871)  (1,793)  (2,196)
Provision for loss
 on land held for
 development or sale .    (150)            --        (150)   --        (150)   --        (150)   --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME (LOSS) FROM
 CONTINUING OPERA-
 TIONS BEFORE
 GAINS ON SALES
 OF PROPERTIES . . . .    (727)              712     (273)  (1,166)    (130)    (230)    (213)  (1,037)   1,350

Gain on extinguish-
 ment of debt of a
 community trans-
 ferred to a part-
 nership . . . . . . .     383               383    --       --       --       --       --       --       --
Share of gains
 on sales of
 communities . . . . .  35,208            32,117    3,091    --       2,648    --       --       --       2,648
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME (LOSS) FROM
 CONTINUING OPERA-
 TIONS BEFORE
 MINORITY INTEREST . .  34,864            33,212    2,818   (1,166)   2,518     (230)    (213)  (1,037)   3,998

Minority interest. . .   1,755             1,889       54     (188)    (305)    (133)    (134)    (188)     150
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME (LOSS) FROM
 CONTINUING
 OPERATIONS. . . . . .  33,109            31,323    2,764     (978)   2,823      (97)     (79)    (849)   3,848
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------



Third Quarter 2005                                                                                     Page 17
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                         CONSOLIDATED (a) STATEMENTS OF OPERATIONS - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                 (Dollars in thousands, except for share data)

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   Jun 30   Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
INCOME FROM DISCON-
 TINUED OPERATIONS,
 NET OF MINORITY
 INTEREST
Income from discon-
 tinued operations,
 net of minority
 interest. . . . . . .     953               248      254      451    6,330    1,216      995    1,248    2,871
Gain on sale of
 rental communities,
 net of minority
 interest. . . . . . .  40,852            11,722    6,192   22,938   48,849       49   11,318   37,482    --
Gain on sale of bond
 financing for a
 community sold,
 net of minority
 interest. . . . . . .     843               843    --       --       4,423    --       --       4,423    --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        42,648            12,813    6,446   23,389   59,602    1,265   12,313   43,153    2,871
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NET INCOME . . . . . .  75,757            44,136    9,210   22,411   62,425    1,168   12,234   42,304    6,719
Net income attribu-
 table to preferred
 shares. . . . . . . .  10,908             5,937    1,933    3,038   11,542    1,933    1,933    5,744    1,932
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NET INCOME ATTRIBU-
 TABLE TO COMMON
 SHARES. . . . . . . .$ 64,849            38,199    7,277   19,373   50,883     (765)  10,301   36,560    4,787
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.
  (b) Includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.
  (c) See footnote (e) on page 47.

Third Quarter 2005                                                                                     Page 18
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                               CONSOLIDATED (a) BALANCE SHEETS
                                                                             (Unaudited, dollars in thousands)

                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

ASSETS
Rental apartments
 Land. . . . . . . . . .           $  171,977    176,193    177,871    164,422    161,838    143,793    133,298
 Depreciable property. .            1,065,226  1,101,536  1,111,791  1,031,546  1,017,150    910,267    840,363
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                    1,237,203  1,277,729  1,289,662  1,195,968  1,178,988  1,054,060    973,661
Less: Accumulated
 depreciation. . . . . .             (147,123)  (154,666)  (147,471)  (136,168)  (139,925)  (130,897)  (125,470)
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                    1,090,080  1,123,063  1,142,191  1,059,800  1,039,063    923,163    848,191
Rental apartments
 held for sale, net
 of accumulated
 depreciation (b). . . .               34,490     44,039     10,551     60,161      --        14,138     61,893
Rental apartments
 under development . . .                5,012      9,357     17,699     10,331     16,242     13,030      8,396
Land and predevelopment
 costs . . . . . . . . .               29,382     23,537     35,382     33,228     26,480     27,539     27,813

Investments in
 partnerships (c). . . .              116,112    115,175    121,927    124,354    132,787    133,641    140,546

Cash and
 cash equivalents. . . .                9,657      4,971      4,124      5,118      4,038      3,717      6,961
Service Companies'
 other assets. . . . . .                8,230      8,613      8,826      9,374      9,384      9,808     10,216
Other assets and
 deferred costs,
 net (d) . . . . . . . .               38,160     24,078     23,066     21,057     25,107     25,169     31,348
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
    TOTAL ASSETS . . . .           $1,331,123  1,352,833  1,363,766  1,323,423  1,253,101  1,150,205  1,135,364
                        ========== ========== ========== ========== ========== ========== ========== ==========





Third Quarter 2005                                                                                     Page 19
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                   CONSOLIDATED (a) BALANCE SHEETS - CONTINUED
                                                                             (Unaudited, dollars in thousands)


                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
LIABILITIES
Debt . . . . . . . . . .           $  614,838    682,618    688,235    653,901    576,477    476,449    496,583
Distributions in
 excess of investments
 in and earnings from
 partnerships. . . . . .               10,934      6,574      6,482      6,368      6,243      6,126      6,022
Accrued expenses and
 other liabilities . . .               42,731     37,450     35,358     42,758     37,970     32,841     30,755
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
   TOTAL LIABILITIES . .              668,503    726,642    730,075    703,027    620,690    515,416    533,360
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

Mandatorily redeemable
 convertible preferred
 shares. . . . . . . . .               96,933     96,933     96,933     96,933     96,933     96,933     93,247

Minority interest. . . .               34,921     32,156     32,667     31,939     33,650     34,286     32,308

Total shareholders'
 equity. . . . . . . . .              530,766    497,102    504,091    491,524    501,828    503,570    476,449
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
   TOTAL LIABILITIES
    AND SHAREHOLDERS'
    EQUITY . . . . . . .           $1,331,123  1,352,833  1,363,766  1,323,423  1,253,101  1,150,205  1,135,364
                        ========== ========== ========== ========== ========== ========== ========== ==========

Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.







Third Quarter 2005                                                                                     Page 20
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                   CONSOLIDATED (a) BALANCE SHEETS - CONTINUED
                                                                             (Unaudited, dollars in thousands)

                                             2005                                        2004
                         ------------------------------------------  ------------------------------------------
                          Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

(b) Includes interest
    and other costs
    capitalized in
    consolidation and
    net of accumulated
    depreciation of: . .     --         --         2,820      --        14,360      --         4,041     23,991
                        ========== ========== ========== ========== ========== ========== ========== ==========

(c) See details in the
    Company's Form 10-K
    or Form 10-Q filed
    with the SEC.

(d) Includes the
    following:
     Deferred financing
      costs, net . . . .           $    3,722      3,134      3,223      3,385      3,161      2,989      5,463
     Deferred development
      costs. . . . . . .                  866      2,059      1,139        750        801        718      3,556
     Operating receiva-
      bles and prepaid
      expenses . . . . .                3,638      4,260      3,761      3,839      5,785      8,093      9,591
     Deposits and
      restricted cash. .               15,310      4,631      2,184      2,545      3,311      2,546      2,938
     Notes receivable. .                2,521      2,535      3,238      3,238      3,515      2,766      2,766
     Advances to
      affiliates . . . .                  355          7         31        186        827        291        301
     Other . . . . . . .               11,748      7,452      9,490      7,114      7,707      7,766      6,733
                        ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                             --    $   38,160 $   24,078     23,066     21,057     25,107     25,169     31,348
                        ========== ========== ========== ========== ========== ========== ========== ==========






Third Quarter 2005                                                                                     Page 21
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                             DEBT AND PREFERRED SHARES SUMMARY
                                                                                            September 30, 2005
                                                                             (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                                Weighted
                                                Average     Years to
Type of                             Percent     Interest    Maturity                                     Variable
of Indebtedness         Balance     of Total    Rate (b)      (c)      Secured    Unsecured   Fixed(d)     (d)
---------------         --------    --------    --------    --------   --------   ---------   --------   --------
Conventional
  mortgages. . . . . .  $397,538       64.6%        6.0%         5.1    397,538       --       397,538      --
Construction
  financing. . . . . .      --          --          --          --        --          --         --         --
Tax-exempt debt. . . .      --          0.0%        --          --        --          --         --         --
Credit facilities (e).   210,000       34.2%        4.6%         1.9      --        210,000    160,000     50,000
Other (f). . . . . . .     7,300        1.2%        3.3%         0.0      --          7,300      --         7,300
                        --------     -------     -------     -------    -------     -------    -------    -------
    Total. . . . . . .  $614,838      100.0%        5.5%         3.9    397,538     217,300    557,538     57,300
                        ========     =======     =======     =======    =======     =======    =======    =======
  Percent of total . .                                                    64.7%       35.3%      90.7%       9.3%
                                                                        =======     =======    =======    =======

DEBT OF CO-INVESTMENT PARTNERSHIPS AT 100%
------------------------------------------
                                                Weighted
                                                Average     Years to
Type of                             Percent     Interest    Maturity
of Indebtedness         Balance     of Total    Rate (b)      (c)      Secured    Unsecured     Fixed    Variable
---------------         --------    --------    --------    --------   --------   ---------   --------   --------
Conventional
  mortgages. . . . . .  $667,863       94.4%        6.8%         5.2    667,863       --       667,863      --
Construction
  financing. . . . . .    39,683        5.6%        7.0%         6.9     39,683       --        35,635      4,048
                        --------     -------     -------     -------    -------     -------    -------    -------
    Total. . . . . . .  $707,546      100.0%        6.8%         5.2    707,546       --       703,498      4,048
                        ========     =======     =======     =======    =======     =======    =======    =======
  Percent of total . .                                                   100.0%        0.0%      99.4%       0.6%
                                                                        =======     =======    =======    =======



See notes on the following page.

Third Quarter 2005                                                                                     Page 22
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                             DEBT AND PREFERRED SHARES SUMMARY
                                                                                            September 30, 2005
                                                                             (Unaudited, dollars in thousands)

PREFERRED SHARES
----------------
                                                                                                       Current
                                                             Number of         Out-                   Liquidation
                                Date          Original       Shares at       standing     Dividend    Preference
Security                      of Issue         Issue         Issuance         Shares        Rate         (g)
----------------------        ---------       --------       ---------       --------     --------    -----------

Convertible Preferred
  Series B                        (h)         $ 75,000       3,125,000      3,125,000        (i)           76,500

Convertible Preferred
  Series D (j)                 10/31/01         20,000         800,000        800,000        (k)           20,433
                                              --------       ---------      ---------                     -------
Total Preferred Shares                        $ 95,000       3,925,000      3,925,000                      96,933
                                              ========       =========      =========                     =======


Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

  (b) The Weighted Average Interest Rate for variable rate debt reflects (i) the variable rate in effect on the last day of the period (ii) the effective fixed interest rates on swaps and (iii) each financing's respective lender credit spread.

  (c) Years to Maturity reflects the expiration date of the credit enhancements supporting Tax-exempt debt, not the actual maturity dates of the bonds, which are in 2024.










Third Quarter 2005                                                                                     Page 23
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                 DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                            September 30, 2005
                                                                             (Unaudited, dollars in thousands)



  (d) The following summarizes interest rate limitation and swap contracts associated with the Credit
      Facilities:


                                                                                Fixed Rate,
                                                                                 Excluding
                                                                                  Lender
      Type of                                                    Notional         Credit           Term of
      Contract      Counterparty                                  Amount          Spread          Contract
      --------      ------------                                 --------       -----------    ---------------
      Cap           Commerzbank                                  $ 15,000            4.000%    4/1/04-4/1/09
      Swap          Commerzbank                                    15,000            4.378%    4/1/04-4/1/09
      Swap          PNC Bank, N.A.                                 30,000            4.510%    4/1/04-4/1/09
      Swap          Commerzbank                                    40,000            3.984%    7/1/05-12/20/09
      Swap          PNC Bank, N.A.                                 40,000            3.984%    7/1/05-12/20/09
      Swap          Comerica Bank                                  20,000            3.994%    7/1/05-12/20/09
                                                                 --------
                                                                 $160,000
                                                                 ========

  (e) See note (b) on page 26.

  (f) Demand notes payable by the Company to its managed partnerships.

  (g) Includes quarterly dividends payable in the following month.

  (h) Funded in three installments of $25 million each on 3/9/98, 6/30/98 and 9/30/98.  The Series B and D issues are callable in February 2007 and October 2006, respectively.

  (i) The dividend per share is the greater of an annualized (i) $1.84 per share or (ii) the amount payable on the common shares.

  (j) 800,000 preferred shares were issued at $25 per share.  These shares may be converted to 720,721 common shares, reflecting a conversion price of $27.75 per common share.

  (k) The dividend per share is the greater of an annualized (i) $2.1625 per share or (ii) the amount payable on the common shares.

Third Quarter 2005                                                                                     Page 24
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                               DEBT MATURITIES
                                                                                            September 30, 2005
                                                                             (Unaudited, dollars in thousands)


CONSOLIDATED DEBT (a)
---------------------

                                                                                                   Wtd. Average
                                                                                                     Interest
                                                                                                     Rate on
                      Scheduled           Due at                             Percent to              Maturing
Year                 Amortization        Maturity           Total              Total                   Debt
----------           ------------       -----------       ---------          ----------            ------------
2005                    $  1,856           7,300              9,156                1.5%                   3.3%
2006                       6,821          52,767             59,588                9.7%                   7.1%
2007                       5,167          75,035             80,202               13.0%                   5.5%
2008                       4,845         221,301(b)         226,146               36.8%                   4.7%
2009                       5,129           --                 5,129                0.8%                   0.0%
2010                       4,995          19,851             24,846                4.0%                   5.0%
2011                       2,725         150,958            153,683               25.0%                   6.2%
2012                       1,234           --                 1,234                0.2%                   0.0%
2013                       1,114          17,074             18,188                3.0%                   4.9%
2014                         526          27,202             27,728                4.5%                   5.4%
Thereafter                 8,882              56(c)           8,938                1.5%                   5.7%
                        --------         -------            -------              ------                  -----
    Total               $ 43,294         571,544            614,838              100.0%                   5.5%
                        ========         =======            =======              ======                  =====
  Percent to Total          7.0%           93.0%             100.0%
                        ========         =======            =======

















Third Quarter 2005                                                                                     Page 25
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                   DEBT MATURITIES - CONTINUED
                                                                                            September 30, 2005
                                                                             (Unaudited, dollars in thousands)


DEBT OF CO-INVESTMENT PARTNERSHIPS AT 100%
------------------------------------------

                                                                                                   Wtd. Average
                                                                                                     Interest
                                                                                                     Rate on
                      Scheduled           Due at                             Percent to              Maturing
Year                 Amortization        Maturity           Total              Total                   Debt
----------           ------------       ----------        ---------          -----------           ------------

2005                    $  1,717             --               1,717                0.2%                   0.0%
2006                       7,368            63,224           70,592               10.0%                   7.2%
2007                       7,397            66,953           74,350               10.5%                   7.9%
2008                       6,218            82,133           88,351               12.5%                   7.0%
2009                       5,196           134,799          139,995               19.8%                   6.7%
2010                       4,331            29,849           34,180                4.8%                   8.3%
2011                       2,788            78,479           81,267               11.5%                   7.1%
2012                       2,268            82,880           85,148               12.0%                   5.4%
2013                       1,612           101,962          103,574               14.7%                   5.9%
2014                         277            18,968           19,245                2.7%                   5.1%
Thereafter                 8,881               247            9,128                1.3%                   6.8%
                        --------           -------          -------              ------                  -----
    Total               $ 48,053           659,494          707,547              100.0%                   6.7%
                        ========           =======          =======              ======                  =====
  Percent to Total          6.8%             93.2%           100.0%
                        ========           =======          =======

Notes:

  (a) All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
      Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

  (b) The Company's primary unsecured line of credit is in the amount of $240,000 and matures in
      May 2006. The commitment amount was increased to $250,000 and the maturity was extended to
      July 15, 2008.

  (c) Includes Bonds of $9,500 which were repaid on July 1, 2005 upon sale of the underlying community.





Third Quarter 2005                                                                                     Page 26
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                    SAME STORE COMMUNITIES (a)
                                                                                                 QUARTER ENDED
                                                                             (Unaudited, dollars in thousands)

AVERAGE PHYSICAL OCCUPANCY (b)
------------------------------

                        Percent Change -
                        Current Quarter
                         Compared to
               Apart-   ----------------                  2005                                2004
               ment      Last     Last     ---------------------------------   ---------------------------------
Market         Homes     Year    Quarter   Dec 31   Sep 30   Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31
------         ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------

Dallas          5,837     1.5%      1.1%             94.4%    93.3%    92.5%    93.0%    92.9%    91.2%    92.3%
Atlanta         4,282     0.2%      0.8%             95.2%    94.4%    95.1%    95.1%    95.0%    94.1%    93.8%
Austin          1,877     2.0%      2.2%             95.9%    93.7%    93.1%    94.1%    93.9%    91.9%    91.2%
Houston         1,433     1.9%      2.4%             95.6%    93.2%    93.3%    94.9%    93.7%    92.4%    94.1%
Indianapolis    2,428     0.4%      0.6%             93.9%    93.3%    93.0%    92.8%    93.5%    92.6%    91.8%
Kansas City     2,600     0.4%      1.2%             94.8%    93.6%    90.4%    91.9%    94.4%    93.0%    92.4%
Chicago         2,775     0.5%      1.3%             95.8%    94.5%    93.4%    93.9%    95.3%    94.6%    93.0%
Denver          1,260     2.6%      2.8%             94.6%    91.8%    90.2%    92.8%    92.0%    92.6%    90.5%
               ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------

Total          22,492     1.0%      1.3%             94.9%    93.6%    92.9%    93.6%    93.9%    92.7%    92.6%
               ======   ======    ======   ======   ======   ======   ======   ======   ======   ======   ======


















Third Quarter 2005                                                                                     Page 27
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (Unaudited, dollars in thousands)
WEIGHTED AVERAGE COLLECTED TOTAL REVENUES PER OCCUPIED UNIT (c)
---------------------------------------------------------------
                        Percent Change -
                        Current Quarter
                         Compared to
               Apart-   ----------------                  2005                                2004
               ment      Last     Last     ---------------------------------   ---------------------------------
Market         Homes     Year    Quarter   Dec 31   Sep 30   Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31
------         ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------
Dallas          5,837    -0.3%      0.8%            $  855      848      839      840      857      849      842
Atlanta         4,282     1.3%      0.7%               898      892      877      877      887      880      871
Austin          1,877     0.8%     -0.4%               811      814      788      791      805      798      798
Houston         1,433     0.3%      0.5%             1,007    1,003      976      987    1,004      995      989
Indianapolis    2,428     1.0%     -0.5%               807      811      789      793      799      795      794
Kansas City     2,600     0.1%     -0.1%               823      824      816      814      822      819      814
Chicago         2,775     2.0%      0.9%             1,083    1,073    1,052    1,053    1,062    1,064    1,059
Denver          1,260    -2.8%      0.5%               931      926      936      936      958      938      951
               ------   ------    ------   ------   ------   ------   ------   ------   ------   ------   ------
Total          22,492     0.5%      0.4%            $  893      889      874      876      888      882      878
               ======   ======    ======   ======   ======   ======   ======   ======   ======   ======   ======

WEIGHTED AVERAGE COLLECTED RENT PER OCCUPIED UNIT (c)
-----------------------------------------------------

                        Percent Change -
                        Current Quarter
                         Compared to
               Apart-   ----------------                  2005                                2004
               ment      Last     Last     ---------------------------------   ---------------------------------
Market         Homes     Year    Quarter   Dec 31   Sep 30   Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31
------         ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------

Dallas          5,837    -0.3%      0.2%            $  787      785      782      782      789      786      782
Atlanta         4,282     1.9%      1.5%               825      813      813      810      810      807      804
Austin          1,877     0.9%      0.1%               742      742      734      735      736      732      739
Houston         1,433     0.5%      0.7%               930      924      919      922      926      924      925
Indianapolis    2,428     0.4%     -0.2%               740      742      737      736      738      737      736
Kansas City     2,600    -0.1%     -0.3%               748      750      748      749      749      748      747
Chicago         2,775     1.9%      0.8%               998      989      984      978      979      980      983
Denver          1,260    -3.2%      0.5%               839      834      846      849      867      858      866
               ------   ------   -------   ------   ------   ------   ------   ------   ------   ------   ------
Total          22,492     0.5%      0.5%            $  819      815      812      812      815      813      812
               ======   ======    ======   ======   ======   ======   ======   ======   ======   ======   ======

Third Quarter 2005                                                                                     Page 28
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (Unaudited, dollars in thousands)



Notes:

  (a) Information shown is Combined, including partnership communities at 100%.

  (b) Represents average daily physical occupancy which includes model units as vacant units.

  (c) Represents amounts collected for rent and other income.



































Third Quarter 2005                                                                                     Page 29
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                    SAME STORE COMMUNITIES (a)
                                                                                                 QUARTER ENDED
                                                                             (unaudited, dollars in thousands)

TOTAL REVENUES (b)
------------------
                Percent Change-
                Current Quarter
                Compared to
        Apart-  ---------------                    2005                                     2004
        ment     Last    Last    ---------------------------------------  ---------------------------------------
Market  Homes    Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
------  ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Dallas   5,837    1.4%     2.0%  $ 41,597         14,134  13,861  13,602   54,826  13,687  13,938  13,579  13,622
Atlanta  4,282    1.5%     1.6%    32,508         10,982  10,812  10,714   42,661  10,705  10,824  10,638  10,494
Austin   1,877    2.9%     2.1%    12,801          4,382   4,291   4,128   16,681   4,195   4,260   4,128   4,098
Houston  1,433    2.4%     3.2%    12,083          4,145   4,018   3,920   16,035   4,031   4,048   3,952   4,004
Indiana-
 polis   2,428    1.8%     0.5%    16,389          5,540   5,510   5,339   21,439   5,366   5,440   5,350   5,283
Kansas
 City    2,600    0.6%     1.1%    17,852          6,083   6,018   5,751   23,690   5,838   6,049   5,938   5,865
Chicago  2,775    2.6%     2.4%    25,273          8,649   8,443   8,181   33,243   8,237   8,430   8,378   8,198
Denver   1,260   -0.1%     3.6%     9,732          3,328   3,214   3,190   13,151   3,285   3,332   3,282   3,252
        ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------

Total   22,492    1.6%     1.9%  $168,235         57,243  56,167  54,825  221,726  55,344  56,321  55,245  54,816
        ======  ======   ======  ======== ======  ======  ======  ======  =======  ======  ======  ======  ======



















Third Quarter 2005                                                                                     Page 30
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (unaudited, dollars in thousands)


EXPENSES (b)
------------
                Percent Change-
                Current Quarter
                Compared to
        Apart-  ---------------                    2005                                     2004
        ment     Last    Last    ---------------------------------------  ---------------------------------------
Market  Homes    Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
------  ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Dallas   5,837    4.1%     6.7%  $ 19,581          6,891   6,459   6,231   24,965   6,245   6,619   6,461   5,640
Atlanta  4,282    2.5%    -0.7%    12,715          4,301   4,329   4,085   16,711   4,017   4,196   4,490   4,008
Austin   1,877   16.6%     8.5%     6,353          2,178   2,007   2,168    7,730   1,867   1,868   2,116   1,879
Houston  1,433   -4.6%    10.8%     5,274          1,865   1,683   1,726    7,133   1,647   1,956   1,801   1,729
Indiana-
 polis   2,428   -5.7%    -5.4%     7,182          2,438   2,577   2,167    8,565   2,005   2,585   1,768   2,207
Kansas
 City    2,600   28.4%    13.6%     6,808          2,553   2,247   2,008    8,532   2,238   1,988   2,277   2,029
Chicago  2,775    1.9%     7.6%    10,041          3,531   3,282   3,228   13,327   3,248   3,465   3,375   3,239
Denver   1,260    1.2%     6.9%     3,545          1,300   1,218   1,027    4,688   1,140   1,284   1,254   1,010
        ------  ------  -------  -------- ------  ------  ------  ------   ------  ------  ------  ------  ------

Total   22,492    4.6%     5.3%  $ 71,499         25,057  23,802  22,640   91,651  22,407  23,961  23,542  21,741
        ======  ======   ======  ======== ======  ======  ======  ======   ======  ======  ======  ======  ======






















Third Quarter 2005                                                                                     Page 31
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                                             (unaudited, dollars in thousands)

NET OPERATING INCOME (b)
------------------------

                Percent Change-
                Current Quarter
                Compared to
        Apart-  ---------------                    2005                                     2004
        ment     Last    Last    ---------------------------------------  ---------------------------------------
Market  Homes    Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
------  ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Dallas   5,837   -1.0%    -2.1%  $ 22,016          7,243   7,402   7,371   29,861   7,442   7,319   7,118   7,982
Atlanta  4,282    0.8%     3.1%    19,793          6,681   6,483   6,629   25,950   6,688   6,628   6,148   6,486
Austin   1,877   -7.9%    -3.5%     6,448          2,204   2,284   1,960    8,951   2,328   2,392   2,012   2,219
Houston  1,433    9.0%    -2.4%     6,809          2,280   2,335   2,194    8,902   2,384   2,092   2,151   2,275
Indiana-
 polis   2,428    8.6%     5.8%     9,207          3,102   2,933   3,172   12,874   3,361   2,855   3,582   3,076
Kansas
 City    2,600  -13.1%    -6.4%    11,044          3,530   3,771   3,743   15,158   3,600   4,061   3,661   3,836
Chicago  2,775    3.1%    -0.8%    15,232          5,118   5,161   4,953   19,916   4,989   4,965   5,003   4,959
Denver   1,260   -1.0%     1.5%     6,187          2,028   1,996   2,163    8,463   2,145   2,048   2,028   2,242
        ------  ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------

Total   22,492   -0.5%    -0.6%  $ 96,736         32,186  32,365  32,185  130,075  32,937  32,360  31,703  33,075
        ======  ======   ======  ======== ======  ======  ======  ======  =======  ======  ======  ======  ======



Notes:

  (a) Information shown is Combined, including share of partnership communities at 100%.

  (b) See pages 39, 40, 42 and 43 for components of same store community revenue, expenses, net operating income and EBITDA.










Third Quarter 2005                                                                                     Page 32
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                    SAME STORE COMMUNITIES (a)
                                                                                                 QUARTER ENDED
                                                   (Unaudited, dollars in thousands except per apartment home)

OPERATING EXPENSES
------------------
                Percent Change-
                Current Quarter
                Compared to
                ---------------                    2005                                     2004
                 Last    Last    ---------------------------------------  ---------------------------------------
Expense          Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
-------         ------  -------  -------- ------  ------  ------  ------  -------  ------  ------ ------- -------

Personnel         0.9%     3.4%  $ 17,568          6,080   5,880   5,608   22,821   5,713   6,027   5,674   5,407
Advertising
 and promotion   -6.4%     0.9%     3,311          1,169   1,159     983    4,444   1,145   1,249   1,113     937
Utilities        22.5%    47.9%     5,191          2,197   1,485   1,509    6,541   1,741   1,794   1,514   1,492
Building
 repairs and
 maintenance     -0.2%    20.8%     9,453          3,589   2,970   2,894   11,795   2,589   3,596   3,475   2,135
Landscaping
 and grounds
 maintenance      3.6%   -16.5%     3,393          1,164   1,394     835    4,052     804   1,123   1,328     797
Real estate
 taxes           10.9%     4.1%    22,040          7,548   7,254   7,238   27,699   6,661   6,804   6,831   7,403
Insurance        -9.7%   -32.8%     2,387            617     919     851    3,892   1,060     683   1,073   1,076
Property
 management
 fees             1.6%     4.4%     5,974          2,049   1,963   1,962    7,922   1,983   2,018   1,934   1,987
Other            -3.5%   -17.3%     2,182            644     778     760    2,485     711     667     600     507
                ------  -------  -------- ------  ------  ------  ------   ------  ------  ------  ------  ------

                  4.6%     5.3%  $ 71,499         25,057  23,802  22,640   91,651  22,407  23,961  23,542  21,741
                ======  =======  ======== ======  ======  ======  ======   ======  ======  ======  ======  ======










Third Quarter 2005                                                                                     Page 33
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                        SAME STORE COMMUNITIES (a) - CONTINUED
                                                                                                 QUARTER ENDED
                                                   (Unaudited, dollars in thousands except per apartment home)

CAPITAL EXPENDITURES (b)
------------------------
                Percent Change-
                Current Quarter
                Compared to
                ---------------                    2005                                     2004
                 Last    Last    ---------------------------------------  ---------------------------------------
                 Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
                ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------
Total            -2.8%    -5.3%  $  5,255          1,835   1,938   1,482    6,818   2,199   1,888   1,594   1,137
                ======  =======  ======== ====== =======  ======  ======   ======  ======  ======  ======  ======
Per apartment
  home                                234             82      86      66      304      98      84      71      51
                                 ======== ====== =======  ======  ======   ======  ======  ======  ======  ======


TOTAL OPERATING COST (c)
------------------------

                Percent Change-
                Current Quarter
                Compared to
                ---------------                    2005                                     2004
                 Last    Last    ---------------------------------------  ---------------------------------------
                 Year   Quarter    Year   Dec 31  Sep 30  Jun 30  Mar 31    Year   Dec 31  Sep 30  Jun 30  Mar 31
                ------  -------  -------- ------  ------  ------  ------  -------  ------  ------  ------  ------
Total             4.0%     4.5%  $ 76,754         26,892  25,740  24,121   98,469  24,606  25,849  25,136  22,878
                ======  =======  ======== ====== =======  ======  ======   ======  ======  ======  ======  ======
Per apartment
  home                              3,412          1,196   1,144   1,072    4,378   1,094   1,149   1,118   1,017
                                 ======== ====== =======  ======  ======   ======  ======  ======  ======  ======

Notes:

  (a) Information shown is Combined, including share of partnership communities at 100%.

  (b) See details in the Company's Form 10-K or Form 10-Q filed with the SEC.

  (c) Total operating cost equals the sum of the operating expenses and capital expenditures.


Third Quarter 2005                                                                                     Page 34
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                SAME STORE COMMUNITIES
                                                         TOTAL REVENUE



The following graphs present same store community monthly total revenue for the first nine months of 2005 in black, compared to monthly total revenue for the twelve months of 2004 in gray. Commentary and financial data relate to "Combined" operations, including partnership communities at 100%. Note that occupancy changes are disclosed in absolute terms, and economic data is as of August 2005.


ALL COMMUNITIES
---------------

Third quarter same community total revenue was up 1.6%, with expenses growing 4.6%, producing a net operating income (NOI) decrease of 0.5% compared to third quarter 2004. The 1.6% increase in total revenues resulted from a 1.7% increase in rental income and a 1.4% increase in other income. The increase in rental income was the result of a 0.5% increase of in-place rental rates (as measured by collected rent per occupied unit) and a 1.0% increase in occupancy to 94.9%. Collected rent per occupied unit was up in five markets, virtually unchanged in one market, and down in two markets. Occupancies were up in all markets, compared to the third quarter of 2004. The 1.4% increase in other income was attributable to increases in multiple fee income categories. The 4.6% increase in operating expenses is due partly to increases in real estate taxes and utilities and quarterly timing of repairs and maintenance, among other differences. Sequentially, total revenue was up 1.9% and operating expenses increased 5.3%, resulting in NOI decreasing 0.6% from second quarter. The increase in sequential total revenue was caused by a 2.0% increase in rental income and a 1.3% increase in other income. Rental income increased as a result of an increase in occupancy in all markets and increases in collected rent per occupied unit in six markets. The increase in other income was due primarily to an increase in various fee income categories. Overall employment in all of AMLI's markets increased during the twelve months ended August 2005.


DALLAS/FT. WORTH
----------------

DALLAS/FT. WORTH same community total revenue, operating expenses and NOI for the third quarter increased 1.4%, increased 4.1%, and decreased 1.0%, respectively, compared to the same period in 2004. The increase in total revenue was primarily due to a 1.4% increase in rental income driven by a 1.5% increase in occupancy over a year ago. On a sequential basis compared to the prior quarter, total revenue increased 2.0%. The increase in revenue was primarily due to an increase in rental income of 1.4%, driven by increases in occupancy and rental rates of 1.1% and 0.2%, respectively. Operating expenses increased 6.7% resulting in a decrease in NOI of 2.1% compared to last quarter. Job growth has remained steady over the past year in the region as the DF/W metroplex added 26,900 jobs in the trailing 12 months ended August 2005. In addition, permit activity has decreased over the past year as 9,897 permits, down from 12,353 from the previous period, have been issued (1.8% of existing stock) for the year ending August 2005.












Third Quarter 2005                                             Page 35
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                    SAME STORE COMMUNITIES - CONTINUED
                                                         TOTAL REVENUE



ATLANTA
-------

ATLANTA same community total revenue, operating expenses, and NOI increased 1.5%, 2.5%, and 0.8%, respectively, compared to the same quarter a year ago. The positive performance in total revenue was the result of a 2.1% increase in rental income, while other income decreased by 4.7%. The rise in rental income is the result of increases in collected rent per occupied unit and occupancy of 1.9% and 0.2%, respectively. Sequentially, total revenue, operating expenses, and NOI increased 1.6%, decreased 0.7%, and increased 3.1%, respectively. The increase in total revenue was the result of a 2.4% increase in rental income, as other income fell by 6.5%. The increase in rental income was the result of increases in collected rent per occupied unit and occupancy of 1.5% and 0.8%, respectively. The challenge in Atlanta continues to be absorption of new supply, with 14,332 units permitted for the year ended August 2005, which represents an 8.7% increase from the same period of a year ago, and a 3.7% increase to the existing apartment stock. A slowly improving employment outlook provides optimism that demand will be able to keep up with the new supply. For the year ended August 2005, employment posted a gain of 14,800 jobs, or a modest 0.6% growth rate, compared to net job loss over the previous few years.


CHICAGO
-------

CHICAGO same community quarterly NOI versus a year ago increased 3.1% on an increase in total revenue of 2.6% and a 1.9% increase in operating expenses. The revenue increase was the result of a 2.5% increase in rental income and a 3.7% increase in other income. The increase in rental income was driven by a 1.9% increase in collected rent per occupied unit and an increase in occupancy of 0.5%. Sequentially, total revenues were up 2.4% compared to the second quarter. Rental income was up 2.4%, while other income was up 3.4%. The change in rental income was due to a 1.3% increase in occupancy and a 0.8% increase in collected rent per occupied unit. Operating expenses increased 7.6%, resulting in a decrease in sequential NOI of 0.8%. The employment picture continues to improve in Chicago as the metro added 28,400 jobs for the year ended August 2005, which represents a 0.8% growth rate. On the supply side, the Chicago metro issued permits for 11,325 new multifamily units, representing a 19.6% increase from the same period of a year ago and 1.7% of existing apartment stock for the year ended August 2005. It should again be noted that in Chicago a significant portion of permits issued are for 'for-sale' housing and will not directly compete with 'for-rent' product. Our market research shows approximately 1,700 institutional grade apartment units currently under construction in the Chicago metropolitan area, a very small number of new units for a market the size of Chicago.


AUSTIN
------

AUSTIN same community total revenue, operating expenses and NOI increased 2.9%, increased 16.6%, and decreased 7.9%, respectively, compared to the same period in 2004. The increase in total revenue was primarily the result of a 3.0% increase in rental income, due to a 2.0% and 0.9% increase in occupancy and collected rent per occupied unit, respectively. The increase in operating expenses is primarily due to an increase in real estate taxes. On a sequential basis, total revenue increased by 2.1%. This was due to a 2.6% increase in rental income, with other income decreasing 2.4%. The increase in rental income was due to a 0.1% increase in collected rent per



Third Quarter 2005                                             Page 36
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                    SAME STORE COMMUNITIES - CONTINUED
                                                         TOTAL REVENUE



occupied unit and a 2.2% increase in occupancy. Operating expenses increased by 8.5%, primarily due to real estate taxes, resulting in a decrease in NOI of 3.5% from last quarter. Supply and demand fundamentals continue to improve in the region as job growth continues to gain momentum. Approximately 12,900 jobs were added in the previous 12 months ended August 2005, representing a 1.9% growth rate, which is above the national average of 1.7%. Permit activity remains relatively stable, although an increase in permitting activity has been seen recently, as 3,546 permits (an increase of 33% from the previous period and 2.3% of existing stock) were issued for the same period.


KANSAS CITY
-----------

KANSAS CITY same community total revenue, operating expenses, and NOI increased 0.6%, increased 28.4%, and decreased 13.1%, respectively, compared to third quarter 2004. Rental income for the quarter increased 0.4% versus the same period of a year ago due to an increase in occupancy of 0.4%. Collected rent per occupied unit fell by 0.1%. Other income increased by 2.1% for the period. The increase in expenses was primarily due to an increase in real estate taxes. On a sequential basis, total revenue increased 1.1%, but operating expenses also increased by 13.6%, leading to an NOI decrease of 6.4%. Rental income increased 1.0%, resulting from a 1.2% occupancy gain during the quarter, while collected rent per occupied unit decreased by 0.3%. Other income increased 2.1% from last quarter. Demand fundamentals in Kansas are continuing to strengthen, and supply has remained in check. For the year ended August 2005, the Kansas City metro area gained 11,100 jobs, a positive 1.2% growth rate. In addition, multifamily permits have remained stable for the past year. For the year ended August 2005, authorized permits totaled 2,021 units, which represents a 1.6% increase to the existing apartment stock.


INDIANAPOLIS
------------

INDIANAPOLIS same community total revenue increased 1.8%, expenses decreased 5.7%, and NOI increased 8.6% for the third quarter of 2005 versus the same period of a year ago. Rental income on a year over year basis was up 1.2%, as both occupancy and collected rent per occupied unit gained 0.4% over the same period in 2004. Other income experienced an increase of 9.6%. Sequentially, total revenue increased 0.5%, expenses decreased 5.4%, and NOI increased 5.8% from the second quarter. The revenue increase was due to a 0.8% increase in rental income, as a result of a 0.6% increase in occupancy and a 0.2% decrease in collected rent per occupied unit. Other income decreased 2.7% over last quarter. Demand fundamentals in Indianapolis, after showing strength at the beginning of the year, appear to have slowed, but positive job growth has returned to the metro. The BLS reported job growth of 6,500 for the year ended August 2005, a 0.7% growth rate. On the supply side 2,090 multifamily permits have been authorized over the past year, which is a 28% increase from the same period of a year ago, and represents a 1.7% increase to the existing apartment stock.











Third Quarter 2005                                             Page 37
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                    SAME STORE COMMUNITIES - CONTINUED
                                                         TOTAL REVENUE



HOUSTON
-------

HOUSTON same community total revenue, operating expenses and NOI increased 2.4%, decreased 4.6%, and increased 9.0%, respectively, compared to the same period in 2004. Rental income for the third quarter increased 2.5% due to an increase in occupancy and collected rent per occupied unit of 1.9% and 0.5%, respectively. Other income increased by 0.6% over the same period last year. On a sequential basis, total revenue increased 3.2% from the previous quarter, due primarily to an increase in rental income of 3.3% which was the result of an increase in occupancy of 2.4% and collected rent per occupied unit of 0.7%. Operating expenses increased 10.8%, due primarily to timing of major R&M projects, leading to a NOI decrease of 2.4%. Houston continues to face challenging supply fundamentals as permit activity remains high with 10,559 permits (2.3% of existing stock) issued for the year ended August 2005. Although permit activity remains significant, the trend has been downward over the past two years. On the demand side, Houston is beginning to show signs of a solid rebound as the economy improves. The market registered an increase of approximately 30,600 jobs for the twelve months ended August 2005.


DENVER
------

DENVER same community total revenue, expenses, and NOI decreased 0.1%, increased 1.2%, and decreased 1.0% for the quarter, respectively, compared to third quarter, 2004. Rental income on a year over year basis fell 0.5% due to collected rent per occupied unit being down 3.2%. Occupancy rose 2.6% to 94.6%, on a year over year basis. Other income limited the decline in total revenue by growing 3.6% for the quarter. On a sequential basis, total revenue, expenses, and NOI increased 3.6%, 6.9%, and 1.5%, respectively, from the second quarter. Rental income increased 3.6% from the second quarter, as collected rent per occupied unit rose 0.5% in tandem with an increase in occupancy of 2.8%. Other income also increased by 3.0% over last quarter. The Denver metro is beginning to see strengthening supply/demand fundamentals as job growth has turned positive and the authorization of multifamily permits has slowed dramatically. For the year ended August 2005, the metro area experienced a gain of 19,800 jobs, a positive 1.7% growth rate, which is in sharp contrast to the net losses over the previous few years. Additional positive news in Denver has been the decline in multifamily permitting over the past thirty-six months. For the year ended August 2005, authorized permits totaled 2,730 units (representing a 1.1% increase to the existing apartment stock); a 50% and 65% decrease over the same period of two and three years ago, respectively.



















Third Quarter 2005                                             Page 38
Supplemental Information             AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                                             COMPONENTS OF NOI
                                                                                    QUARTER ENDED SEPTEMBER 30
                                                                                        (Dollars in thousands)

                                                                                       Partnership Communities
                          Wholly-Owned Communities (a)        Combined at 100%                 at 100%
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change     2005      2004    Change     2005      2004    Change
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
REVENUES
Same store
 communities (b) . . . .    27,719    26,211      5.8%   57,243    56,321      1.6%   29,524    30,111     -1.9%
New communities (c). . .       860       843      2.0%    4,773     3,796     25.7%    3,913     2,953     32.5%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%      850        17   4835.1%      850        17   4835.1%
Acquisition
 communities (d) . . . .    11,790     3,687    219.8%   11,790     3,688    219.7%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       875       768     13.9%      875       768     13.9%        0         0      0.0%
Communities sold (f) . .        59     4,387    -98.6%       60     5,180    -98.8%        1       793    -99.8%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                            41,303    35,896     15.1%   75,591    69,770      8.3%   34,288    33,874      1.2%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========
EXPENSES
Same store
 communities (b) . . . .    12,699    11,658      8.9%   25,057    23,961      4.6%   12,358    12,304      0.4%
New communities (c). . .       344       640    -46.3%    1,873     2,099    -10.7%    1,529     1,459      4.9%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%      406       105    287.0%      406       105    287.0%
Acquisition
 communities (d) . . . .     5,346     2,035    162.7%    5,346     2,035    162.7%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       525       395     32.8%      525       395     32.8%        0         0      0.0%
Communities sold (f) . .        26     2,585    -99.0%       28     2,949    -99.0%        2       364    -99.4%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                            18,940    17,313      9.4%   33,235    31,544      5.4%   14,295    14,232      0.4%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========







Third Quarter 2005                                                                                     Page 39
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                    QUARTER ENDED SEPTEMBER 30
                                                                                        (Dollars in thousands)


                          Wholly-Owned Communities (a)        Combined at 100%        Combined at AMLI's Share
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change      2005      2004   Change     2005      2004    Change
                          --------  --------  --------  -------   -------  -------- --------  --------  --------
NET OPERATING INCOME
Same store
 communities (b) . . . .    15,020    14,553      3.2%   32,186    32,360     -0.5%   17,166    17,807     -3.6%
New communities (c). . .       516       203    154.7%    2,900     1,697     70.9%    2,384     1,494     59.5%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%      444       -88   -607.2%      444       -88   -607.2%
Acquisition
 communities (d) . . . .     6,444     1,652    290.0%    6,444     1,653    289.9%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       350       373     -6.1%      350       373     -6.1%        0         0      0.0%
Communities sold (f) . .        33     1,802    -98.2%       32     2,231    -98.6%       -1       429   -100.2%
                          --------  --------  --------------- ------------------------------- --------  --------
                            22,363    18,583     20.3%   42,356    38,226     10.8%   19,993    19,642      1.8%
                          ========  ========  ========                     ======== ========  ========  ========
Less Co-investment
 partners' share . . . .                                -13,045   -12,847
                                                        -------   -------
COMPANY'S SHARE OF
 NOI (g) . . . . . . . .                                 29,311    25,379
Cash flow preference
 and operating promote
 (h) . . . . . . . . . .                                    554       546
                                                        -------   -------
                                                         29,865    25,925
Company's share of
  other, net (i) . . . .                                   -213      -196
                                                        -------   -------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA. .                                 29,652    25,729
                                                        =======   =======

COMPANY'S PERCENTAGE
 OF COMBINED NOI:
Before cash flow
 preferences . . . . . .                                  69.2%     66.4%
Including cash flow
 preferences and other .                                  70.5%     67.8%
                                                        =======   =======


Third Quarter 2005                                                                                     Page 40
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                    QUARTER ENDED SEPTEMBER 30
                                                                                        (Dollars in thousands)




Notes:

  (a) Includes communities that were sold and reported as Discontinued Operations in the
      Company's Statements of Operations.

  (b) Same store communities are communities that have had stabilized operations and were owned by the Company as of January 1, 2004.

  (c) New communities are communities that were developed by the Company and began stabilized operations after January 1, 2004.

  (d) Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2004.

  (e) Communities being rehabbed as of January 1, 2004.

  (f) Reflects operations through the date of sale.

  (g) Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities at AMLI's ownership share.

  (h) The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.
      See page 45.

  (i) Includes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 45.













Third Quarter 2005                                                                                     Page 41
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                             COMPONENTS OF NOI
                                                                                NINE MONTHS ENDED SEPTEMBER 30
                                                                                        (Dollars in thousands)

                                                                                       Partnership Communities
                          Wholly-Owned Communities (a)        Combined at 100%                 at 100%
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change     2005      2004    Change     2005      2004    Change
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
REVENUES
Same store
 communities (b) . . . .    81,746    77,393      5.6%  168,235   166,382      1.1%   86,489    88,990     -2.8%
New communities (c). . .     2,525     2,395      5.4%   13,398    10,215     31.2%   10,874     7,820     39.1%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%    1,556        17   8936.0%    1,556        17   8936.0%
Acquisition
 communities (d) . . . .    29,511     6,090    384.6%   29,511     6,090      0.0%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .     2,282     2,387     -4.4%    2,282     2,387     -4.4%        0         0      0.0%
Communities sold (f) . .     3,818    17,344    -78.0%    5,115    20,062    -74.5%    1,296     2,718    -52.3%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                           119,882   105,609     13.5%  220,097   205,153      7.3%  100,215    99,545      0.7%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========
EXPENSES
Same store
 communities (b) . . . .    36,215    33,312      8.7%   71,499    69,244      3.3%   35,284    35,932     -1.8%
New communities (c). . .     1,014     1,297    -21.8%    5,951     5,436      9.5%    4,938     4,139     19.3%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%    1,059       112    844.7%    1,059       112    844.7%
Acquisition
 communities (d) . . . .    13,228     3,106    325.9%   13,228     3,106      0.0%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .     1,306     1,142     14.4%    1,306     1,142     14.4%        0         0      0.0%
Communities sold (f) . .     2,386     8,866    -73.1%    2,933    10,190    -71.2%      546     1,323    -58.7%
                          --------  --------  -------- --------  --------  -------- --------  --------  --------
                            54,149    47,723     13.5%   95,976    89,230      7.6%   41,827    41,506      0.8%
                          ========  ========  ======== ========  ========  ======== ========  ========  ========







Third Quarter 2005                                                                                     Page 42
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                NINE MONTHS ENDED SEPTEMBER 30
                                                                                        (Dollars in thousands)


                          Wholly-Owned Communities (a)        Combined at 100%        Combined at AMLI's Share
                          ---------------------------- ---------------------------- ----------------------------
                                              Percent                      Percent                      Percent
                            2005      2004    Change      2005      2004   Change     2005      2004    Change
                          --------  --------  --------  -------   -------  -------- --------  --------  --------
NET OPERATING INCOME
Same store
 communities (b) . . . .    45,531    44,081      3.3%   96,736    97,138     -0.4%   51,205    53,058     -3.5%
New communities (c). . .     1,511     1,098     37.6%    7,447     4,779     55.8%    5,936     3,681     61.3%
Communities under
 development and
 lease-up. . . . . . . .         0         0      0.0%      497       -95   -624.0%      497       -95   -624.0%
Acquisition
 communities (d) . . . .    16,283     2,984    445.7%   16,283     2,984      0.0%        0         0      0.0%
Communities under
 rehab (e) . . . . . . .       976     1,245    -21.6%      976     1,245    -21.6%        0         0      0.0%
Communities sold (f) . .     1,432     8,478    -83.1%    2,182     9,872    -77.9%      750     1,395    -46.2%
                          --------  --------  --------------- ------------------------------- --------  --------
                            65,733    57,886     13.6%  124,121   115,923      7.1%   58,388    58,039      0.6%
                          ========  ========  ========                     ======== ========  ========  ========
Less Co-investment
 partners' share . . . .                                -38,086   -37,817
                                                        -------   -------
COMPANY'S SHARE OF
 NOI (g) . . . . . . . .                                 86,035    78,106
Cash flow preference
 and operating promote
 (h) . . . . . . . . . .                                  1,783     2,074
                                                        -------   -------
                                                         87,818    80,180
Company's share of
  other, net (i) . . . .                                   -462      -443
                                                        -------   -------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA. .                                 87,356    79,737
                                                        =======   =======

COMPANY'S PERCENTAGE
 OF COMBINED NOI:
Before cash flow
 preferences . . . . . .                                  69.3%     67.4%
Including cash flow
 preferences and other .                                  70.8%     69.2%
                                                        =======   =======


Third Quarter 2005                                                                                     Page 43
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                                 COMPONENTS OF NOI - CONTINUED
                                                                                NINE MONTHS ENDED SEPTEMBER 30
                                                                                        (Dollars in thousands)




Notes:

  (a) Includes communities that were sold and reported as Discontinued Operations in the
      Company's Statements of Operations.

  (b) Same store communities are communities that have had stabilized operations and were owned by the Company as of January 1, 2004.

  (c) New communities are communities that were developed by the Company and began stabilized operations after January 1, 2004.

  (d) Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2004.

  (e) Communities being rehabbed as of January 1, 2004.

  (f) Reflects operations through the date of sale.

  (g) Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities at AMLI's ownership share.

  (h) The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.
      See page 45.

  (i) Includes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 45.













Third Quarter 2005                                                                                     Page 44
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                                    CO-INVESTMENT COMPENSATION
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
FEE INCOME (a)
Acquisition fees (a) .$   --                --      --        --       --       --       --       --       --
Asset management
 fees (b). . . . . . .     493               165      164      164      654      164      162      162      166
Disposition fees (c) .     136              --        136     --       --       --       --       --       --
Debt/equity placement
 fees (d). . . . . . .     300               300    --        --       --       --       --       --       --
Joint Venture struc-
 turing fee (e). . . .     627               627    --        --       --       --       --       --       --
Development fees (a) .     273               135       42       96    1,170      167      474      262      267
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                         1,829             1,227      342      260    1,824      331      636      424      433
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SHARE OF CASH FLOW
 (d)
Promoted interest
 from sale proceeds. .    --                --      --        --       --       --       --       --       --
Promoted interest
 from operating
 cash flow . . . . . .     707               241      214      252      829      261      107      207      254
Cash flow pre-
 ferences (e). . . . .   1,076               313      340      423    1,809      303      440      254      812
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                         1,783               554      554      675    2,638      564      547      461    1,066
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
    TOTAL. . . . . . .$  3,612             1,781      896      935    4,462      895    1,183      885    1,499
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Notes:

  (a) Acquisition and development fees are shown net of elimination of Company's share.
  (b) Asset management fees are shown at 100%. The Company's share of partnerships' EBITDA on pages 40 and
      43 is reduced by its share of this fee.
  (c) Disposition fees are shown at 100% as reported gains on sale have been reduced for this cost.
  (d) See pages 40 and 43.
  (e) The Company receives compensation from certain partnerships in the form of a preferential distribution of cash flow.

Third Quarter 2005                                                                                     Page 45
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                       SERVICE COMPANIES FINANCIAL INFORMATION
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited
                                                                                        (Dollars in thousands)

COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------
                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
REVENUE
Property management
 fees (a). . . . . . .$  8,851             3,040    2,910    2,901   10,150    2,603    2,646    2,419    2,482
General contractor
 revenues, net (b) . .     411                18      172      221      755      189      253      169      144
Corporate homes,
 gross profit (c). . .   1,015               529      219      267      864      139      212      264      249
Rental operations,
 net income (d). . . .     757               494      130      133      182      166       29      (64)      51
Other income . . . . .     183                99       41       43    1,363      561      276      292      234
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        11,217             4,180    3,472    3,565   13,314    3,658    3,416    3,080    3,160
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
OPERATING EXPENSES
Property management. .   9,624             3,156    3,184    3,284   10,478    2,796    2,397    2,638    2,647
General contractor . .   1,663               541      583      539    2,283      367    1,051      440      425
Corporate homes. . . .     825               261      267      297    1,101      296      305      255      245
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                        12,112             3,958    4,034    4,120   13,862    3,459    3,753    3,333    3,317
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Provision for loss
  on land parcels
  held for sale. . . .   --                --       --       --       --       --       --       --       --

Gain (loss) on sale
 of land, net. . . . .   --                --       --       --         193       46      147    --       --
Share of gain on sale
 of a residential
 community built
 for sale. . . . . . .   3,572             --       3,572    --       --       --       --       --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
EBITDA . . . . . . . .   2,677               222    3,010     (555)    (355)     245     (190)    (253)    (157)
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------



Third Quarter 2005                                                                                     Page 46
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                           SERVICE COMPANIES FINANCIAL INFORMATION - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                                     Unaudited

                                                                                        (Dollars in thousands)

COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Interest expense . . .  (1,822)           (1,126)    (368)    (328)  (1,311)    (309)    (322)    (272)    (408)
Depreciation and
 amortization. . . . .  (2,505)             (771)    (892)    (842)  (3,230)    (692)    (856)    (845)    (837)
Taxes. . . . . . . . .     504               514     (665)     655    1,782      246      520      522      494
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NET INCOME (LOSS). . .  (1,146)           (1,161)   1,085   (1,070)  (3,114)    (510)    (848)    (848)    (908)

Eliminations,
 interest and
 other . . . . . . . .   1,976               960      575      441    1,464      281      416      315      452
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
SHARE OF INCOME (LOSS)
 FROM THE SERVICE
 COMPANIES (e)(f). . .$    830              (201)   1,660     (629)  (1,650)    (229)    (432)    (533)    (456)
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Notes:

  (a) Includes property management fees, income earned by AMLI Management Company's Ancillary Services division and other revenues incidental to the property management business.

  (b) Reflects general contractor revenues, net of subcontractor costs (cost of sales), and other revenues incidental to the operations of the general contractor business.

  (c) Reflects gross revenues of AMLI Corporate Homes, net of payments to communities and cost of sales.

  (d) Reflects net operating income from wholly-owned communities developed for sale and income (loss) from investments in partnerships.

  (e) Includes discontinued operations.  The Service Companies' operations on page 17 exclude discontinued
      operations.

  (f) Includes depreciation of rental property.  The Service Companies' FFO on page 15 excludes rental property depreciation.

Third Quarter 2005                                                                                     Page 47
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                       SERVICE COMPANIES FINANCIAL INFORMATION
                                                                                        (Dollars in thousands)


COMBINED CONDENSED FINANCIAL POSITION
-------------------------------------
                                             2005                                        2004
                          -----------------------------------------   -----------------------------------------
                           Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                          --------   --------   --------   --------   --------   --------   --------   --------
ASSETS
Receivables (a). . . . .             $  1,682      2,168      1,940      2,058      3,040      5,506      6,557
Land held for
 sale (b). . . . . . . .               10,830     12,293     12,303     13,697     12,247     12,433     12,404
Rental communities
 under development and
 held for sale (c) . . .               35,388     33,346     10,376     10,360     10,361      9,676      8,396
Retail rental property .                4,206      4,020      3,476      --         --         --         --
Building and
 leasehold improve-
 ments, net (d). . . . .                2,008      2,053      2,075      2,080      2,124      2,208      2,257
Information technology
 costs, net. . . . . . .                6,222      6,560      6,751      7,294      7,260      7,600      7,959
Other (e). . . . . . . .                7,007      5,957      6,515      5,827      6,620      6,066      5,646
                          --------   --------   --------   --------   --------   --------   --------   --------
    Total Assets . . . .             $ 67,343     66,397     43,436     41,316     41,652     43,489     43,219
                          ========   ========   ========   ========   ========   ========   ========   ========
Notes:

(a) Primarily costs and fees due from affiliates, which are included in other assets in the consolidated balance sheets (page 19).

(b) Represents land included in land and predevelopment costs in the consolidated balance sheets (page 19)
    as follows:

     Prairie Lakes
      (120 acres in
      Indiana) . . . . .             $  5,579      7,046      7,027      7,006      7,027      7,219      7,192
     Fossil Creek
      (34 acres in
      Texas) . . . . . .                5,251      5,247      5,276      5,220      5,220      5,214      5,212
     Downtown Austin
      Retail . . . . . .                --         --         --         1,471      --         --         --
                          --------   --------   --------   --------   --------   --------   --------   --------
                                     $ 10,830     12,293     12,303     13,697     12,247     12,433     12,404
                          ========   ========   ========   ========   ========   ========   ========   ========

Third Quarter 2005                                                                                     Page 48
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                           SERVICE COMPANIES FINANCIAL INFORMATION - CONTINUED
                                                                                        (Dollars in thousands)


                                             2005                                        2004
                          -----------------------------------------   -----------------------------------------
                           Dec 31     Sep 30     Jun 30     Mar 31     Dec 31     Sep 30     Jun 30     Mar 31
                          --------   --------   --------   --------   --------   --------   --------   --------
(c) Included in rental
    apartments held for
    sale in the con-
    solidated balance
    sheets (page 19).

(d) Corporate office
    building, net of
    depreciation, which
    is included in the
    Service Companies'
    assets in the
    consolidated balance
    sheets (page 19).

(e) Represented by:
     Investments in
      partnerships . . .             $    236          8        (86)       (45)       (48)        43        215
     Investments in
      real estate. . . .                  616        626        737        737      1,718      1,448      1,448
     Deferred income
      tax. . . . . . . .                4,491      3,977      4,654      3,999      3,762      3,240      2,721
     Unamortized
      goodwill . . . . .                  668        668        668        668        668        668        668
     Other . . . . . . .                  996        678        542        468        520        667        594
                          --------   --------   --------   --------   --------   --------   --------   --------
                                     $  7,007      5,957      6,515      5,827      6,620      6,066      5,646
                          ========   ========   ========   ========   ========   ========   ========   ========













Third Quarter 2005                                                                                     Page 49
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                        STABILIZED COMMUNITIES
                                                                                            SEPTEMBER 30, 2005

                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  Sept 30,   3rd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------
DALLAS/
FT. WORTH, TX
-------------
AMLI:
 at Bishop's Gate  100%     Plano, TX               1997      1997     266             94.7%    1,045   Same Store
 at Breckinridge
  Point             45%     Richardson, TX          2000      1999     440             97.3%      919   Same Store
 at Bryan Place     48%     Dallas, TX              2002      1999     420             93.8%      960   Same Store
 at Cityplace      100%     Dallas, TX              2005      2000     244             95.9%    1,134  Acquisition
 at Deerfield       25%     Plano, TX          Developed      2000     240             95.8%      914   Same Store
 on the Fairway    100%     Coppell, TX             2004      2002     322             94.7%      899  Acquisition
 on Frankford       45%     Dallas, TX              2000      1998     582             96.6%      893   Same Store
 on the Green      100%     Ft. Worth, TX           1994   1990/93     424             95.3%      739   Same Store
 Knox-Henderson    100%     Dallas, TX              2003      1994     180             96.1%    1,076   Same Store
 of North Dallas   100%     Dallas, TX           1989/90   1985/86   1,032             94.3%      676   Same Store
 at Oak Bend       100%     Dallas, TX              1999      1997     426             96.0%      803   Same Store
 on the Parkway     25%     Dallas, TX         Developed      1999     240             93.3%      859   Same Store
 at Prestonwood
  Hills             45%     Dallas, TX              1999      1997     272             96.0%      889   Same Store
 7th Street
  Station          100%     Ft. Worth, TX           2002      2000     189             97.4%    1,049   Same Store
 at Shadow Ridge   100%     Flower Mound, TX        2001      2000     222             93.7%      994   Same Store
 at Stonebridge
  Ranch            100%     McKinney, TX            2001      2001     250             94.0%      792   Same Store
 Upper West Side   100%     Ft. Worth, TX           2002      2001     194             96.4%    1,005   Same Store
 at Valley Ranch   100%     Irving, TX              1990      1985     460             95.7%      776   Same Store
                                                                    ------  ------    ------   ------
                                                                     6,403   22.6%     95.3%      867
                                                                    ------  ------    ------   ------









Third Quarter 2005                                                                                     Page 50
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                            SEPTEMBER 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  Sept 30,   3rd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

ATLANTA, GA
------------
AMLI:
 at Barrett Lakes   35%     Kennesaw, GA       Developed      1997     446             98.0%      894   Same Store
 at Barrett Walk    25%     Kennesaw, GA       Developed      2002     290             97.6%      871   Same Store
 at Clairmont      100%     Atlanta, GA             1988      1988     288             97.6%      832   Same Store
 at Kedron
  Village           20%     Fayette
                            County, GA         Developed      2002     216             95.4%    1,062   Same Store
 at Killian Creek  100%     Snellville,
                            GA                 Developed      1999     256             97.7%      875   Same Store
 at Lost Mountain   75%     Paulding
                            County, GA         Developed      2000     164             95.7%      785   Same Store
 at McGinnis
   Ferry           100%     Gwinnett                         1999/
                            County, GA              2005      2002     696             95.4%      924  Acquisition
 at Mill Creek      25%     Gwinnett
                            County, GA         Developed      2001     400             92.0%      871   Same Store
 at Milton Park     25%     Alpharetta,
                            GA                 Developed      2003     461             96.3%      977          New
 at Northwinds      35%     Alpharetta,
                            GA                 Developed      1999     800             95.5%      947   Same Store
 at Park Creek     100%     Gainesville,
                            GA                 Developed      1998     200             94.0%      834   Same Store
 at Peachtree
  City              20%     Fayette
                            County, GA         Developed      1998     312             93.9%      903   Same Store
 at River Park      40%     Norcross, GA       Developed      1997     222             94.1%      915   Same Store
 at Vinings        100%     Smyrna, GA           1992/97      1985     360             92.8%      843   Same Store
 at West Paces     100%     Atlanta, GA             1993      1992     337             97.0%      962        Rehab
 at Windward Park   45%     Alpharetta,
                            GA                      1999      1999     328             94.2%      951   Same Store
                                                                    ------  ------    ------   ------
                                                                     5,776   20.4%     95.5%      911
                                                                    ------  ------    ------   ------





Third Quarter 2005                                                                                     Page 51
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                            SEPTEMBER 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  Sept 30,   3rd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

CHICAGO, IL
-----------
AMLI:
 at Canterfield    100%     West Dundee, IL         2004      2001     352             95.7%    1,378  Acquisition
 at Chevy Chase     33%     Buffalo Grove,
                            IL                      1996      1988     592             93.6%    1,086   Same Store
 at Danada Farms   100%     Wheaton, IL             1997   1989/91     600             94.7%    1,045   Same Store
 at Kirkland
  Crossing         100%     Aurora, IL              2004      2004     266             91.7%    1,214  Acquisition
 at Oakhurst
  North            100%     Aurora, IL         Developed      2000     464             95.5%    1,058   Same Store
 at Osprey Lake     69%     Gurnee, IL              2001   1997/99     483             94.0%    1,055   Same Store
 at River Run      100%     Naperville, IL          2004      2003     206             94.2%    1,335  Acquisition
 at St. Charles     25%     St. Charles,
                            IL                 Developed      2000     400             94.5%    1,152   Same Store
 at Seven Bridges   20%     Woodridge, IL      Developed      2004     520             92.5%    1,120   New
 at Windbrooke      15%     Buffalo Grove,
                            IL                      1995      1987     236             93.2%    1,159   Same Store
                                                                    ------  ------    ------   ------
                                                                     4,119   14.6%     94.0%    1,134
                                                                    ------  ------    ------   ------

AUSTIN, TX
----------
AMLI:
 Downtown Austin    30%     Austin, TX         Developed      2005     220             97.7%    1,600          New
 at Lantana Hills  100%     Austin, TX              2005      2002     264             94.7%      982  Acquisition
 at Lantana Ridge  100%     Austin, TX              1997      1997     354             96.9%      832   Same Store
 at Monterery
  Oaks              25%     Austin, TX         Developed      2000     430             96.5%      866   Same Store
 at Scofield
  Ridge             45%     Austin, TX              2000      2000     487             97.9%      796   Same Store
 at StoneHollow    100%     Austin, TX              2000      1997     606             95.2%      773   Same Store
                                                                    ------  ------    ------   ------
                                                                     2,361    8.3%     96.4%      904
                                                                    ------  ------    ------   ------




Third Quarter 2005                                                                                     Page 52
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                            SEPTEMBER 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  Sept 30,   3rd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

KANSAS CITY, KS
---------------
AMLI:
 at Cambridge
  Square            30%     Overland Park,
                            KS                 Developed      2002     408             95.3%      891   Same Store
 Creekside         100%     Overland Park,
                            KS                 Developed      2000     224             95.1%      791   Same Store
 at Lexington
  Farms            100%     Overland Park,
                            KS                      1998      1998     404             95.5%      787   Same Store
 at Regents
  Center           100%     Overland Park,
                            KS                      1994   1991/95
                                                               /97     424             96.2%      775   Same Store
 at Regents Crest  100%     Overland Park,
                            KS                      1997     1997/
                                                              2000     476             96.6%      776   Same Store
 at Summit Ridge    25%     Lees Summit,
                            KS                 Developed      2001     432             91.4%      864   Same Store
 at Wynnewood
  Farms            100%     Overland Park,
                            KS                 Developed      2000     232             94.8%      905   Same Store
                                                                                                        (b)
                                                                    ------  ------    ------   ------
                                                                     2,600    9.2%     95.0%      823
                                                                    ------  ------    ------   ------













Third Quarter 2005                                                                                     Page 53
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                            SEPTEMBER 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio  Sept 30,   3rd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

INDIANAPOLIS, IN
----------------
AMLI:
 Carmel Center     100%     Carmel, IN         Developed      2004     322             90.4%      937          New
 at Castle Creek   100%     Indianapolis,
                            IN                 Developed      2000     276             92.4%      929   Same Store
 at Conner Farms   100%     Fishers, IN             1997      1993     300             91.0%      859   Same Store
 at Eagle Creek    100%     Indianapolis,
                            IN                      1998      1998     240             94.6%      844   Same Store
 at Lake Clear-    100%     Indianapolis,
  water                     IN                 Developed      1999     216             92.1%      954   Same Store
                                                                                                        (b)
 at Riverbend      100%     Indianapolis,
                            IN                   1992/93   1983/85     996             93.8%      684   Same Store
 on Spring Mill    100%     Carmel, IN              1999      1999     400             90.8%      889   Same Store
                                                                    ------  ------    ------   ------
                                                                     2,750    9.7%     92.5%      822
                                                                    ------  ------    ------   ------
HOUSTON, TX
-----------
AMLI:
 on Eldridge
  Parkway          100%     Houston, TX             2004   1998/99     668             97.3%      799  Acquisition
 at Kings
  Harbor            25%     Houston, TX        Developed      2001     300             95.0%      888   Same Store
 at the Medical
  Center           100%     Houston, TX             2001      2000     334             98.2%      955   Same Store
 Memorial Heights  100%     Houston, TX             2005      2002     380             96.8%    1,201   Same Store
 Midtown            45%     Houston, TX             2000      1998     419             99.0%    1,080   Same Store
 Towne Square       45%     Houston, TX             2000      1999     380             98.2%    1,067   Same Store
                                                                    ------  ------    ------   ------
                                                                     2,481    8.7%     97.5%      981
                                                                    ------  ------    ------   ------







Third Quarter 2005                                                                                     Page 54
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                            STABILIZED COMMUNITIES - CONTINUED
                                                                                            SEPTEMBER 30, 2005


                   AMLI's                                           Number Percent              Ave.
                   Owner-                                            of      of    Physical  Collected
                   ship                                             Apart-  Port-  Occupancy  Revenue
                   Percen-                       Year      Year      ment   folio   Sept 30,  3rd Qtr   Components
Market/Community   tage     Location           Acquired  Completed  Homes   (a)      2005      2005       of NOI
----------------   -------  --------           --------- ---------  ------ ------- --------- ---------  ----------

DENVER, CO
----------
AMLI:
 at Gateway Park   100%     Denver, CO              2000      2000     328             96.3%      841   Same Store
 at Lowry Estates   50%     Denver, CO              2000      2000     414             95.4%      964   Same Store
 at Park Meadows    25%     Littleton, CO           2002      2001     518             93.8%      960   Same Store
 at Westcliff      100%     Westminster, CO         2004      2003     372             95.2%      949  Acquisition
                                                                    ------  ------    ------   ------
                                                                     1,632    5.7%     95.0%      935
                                                                    ------  ------    ------   ------

SOUTHEAST
FLORIDA
---------
AMLI
 at Ibis           100%     West Palm
                            Beach, FL               2004      2001     234    0.8%     95.3%    1,163  Acquisition
                                                                    ------  ------    ------   ------

TOTAL                                                               28,356    100%     95.1%   $  926
                                                                    ======  ======    ======   ======

Note:

     (a)  Based on number of apartment homes.

     (b)  These communities were acquired from partnerships and are "Same Store" with respect to information provided on pages 27 through 34 and 39 through 44.









Third Quarter 2005                                                                                     Page 55
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                           DEVELOPMENT SUMMARY
                                                                                            SEPTEMBER 30, 2005
                                                                                        (Dollars in thousands)

                                           Number
                                  Percen-   of      Con-             Antici-  Antici- Number of
                                  tage of  Apart-   struc-           pated    pated   Apartment  Percent   Percent
                                  Owner-   ment     tion     First   Comple-  Stabil-   Homes    Complete  Leased
Market/Community   Submarket      ship     Homes   Started Occupancy tion     ization Delivered    (a)       (b)
----------------   ---------      -------  ------  ------- --------- -------  ------- ---------  --------  -------

COMMUNITIES UNDER
DEVELOPMENT

ATLANTA, GA
-----------
AMLI at
 Perimeter
 Gardens           Dunwoody, GA      100%     245    2Q/05     2Q/06   4Q/06    3Q/07         0       24%       0%

KANSAS CITY, KS
---------------

AMLI Clear
 Creek I           Overland Park,
                   KS                100%     288    2Q/05     3Q/06   4Q/06    4Q/07         0       20%       0%
                                             ----                                          ----

    Total                                     533                                             0
                                             ====                                          ====

















Third Quarter 2005                                                                                     Page 56
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                               DEVELOPMENT SUMMARY - CONTINUED
                                                                                            SEPTEMBER 30, 2005
                                                                                        (Dollars in thousands)


                                           Number
                                  Percen-   of      Con-             Antici-  Antici- Number of
                                  tage of  Apart-   struc-           pated    pated   Apartment  Percent   Percent
                                  Owner-   ment     tion     First   Comple-  Stabil-   Homes    Complete  Leased
Market/Community   Submarket      ship     Homes   Started Occupancy tion     ization Delivered    (a)       (b)
----------------   ---------      -------  ------  ------- --------- -------  ------- ---------  --------  -------

COMMUNITIES
SUBSTANTIALLY
COMPLETED AND
IN LEASE-UP

CHICAGO, IL
-----------
AMLI at
 Museum Gardens    Vernon Hills,
                   IL                 25%     294    2Q/03     4Q/04   2Q/05    2Q/06       294       96%      76%
                                              ===                                          ====


COMMUNITIES BUILT
FOR SALE BY
AMRESCON

DALLAS, TX
----------

AMLI at
La Villita         Irving, TX        100%     360    2Q/04     2Q/05   4Q/05    4Q/05       324       97%      96%
                                              ===                                          ====


Notes:

     (a)  Represents costs to date divided by Total Development Costs.

     (b)  Represents number of leased apartments (not necessarily occupied) divided by the total Number of
          Apartment Homes.

     (c)  The development of this community is substantially complete except for the tenant improvements in the retail component.


Third Quarter 2005                                                                                     Page 57
Supplemental Information                                                     AMLI Residential Properties Trust



AMLI RESIDENTIAL                                                                           DEVELOPMENT SUMMARY
                                                                                            SEPTEMBER 30, 2005
                                                                                        (Dollars in thousands)
                                            At 100%                              Company's Share
                                  ----------------------------  ------------------------------------------------
                                                                                                         Equity
                         Percen-   Total     Total               Total     Total                        Required
                         tage of  Develop-   Capit-             Develop-   Capit-                         to
                         Owner-    ment      alized   Cost To    ment      alized   Cost To    Total    Complete
Market/Community         ship     Costs(a)  To Date   Complete  Costs(a)  To Date   Complete   Equity     (b)
----------------        --------  --------  --------  --------  --------  --------  --------  --------  --------
COMMUNITIES UNDER
DEVELOPMENT

ATLANTA, GA
-----------
AMLI at
Perimeter Gardens (c)        25%  $ 27,700     6,663    21,037     6,925     1,666     5,259     2,050       465

KANSAS CITY, KS
---------------
AMLI Clear Creek I          100%    24,700     5,012    19,688    24,700     5,012    19,688    24,700    19,688
                                  --------  --------  --------  --------  --------  --------  --------  --------
                                    52,400    11,675    40,725    31,625     6,678    24,947    26,750    20,153
                                  --------  --------  --------  --------  --------  --------  --------  --------

COMMUNITIES
SUBSTANTIALLY
COMPLETED
AND IN LEASE-UP

CHICAGO, IL
-----------
AMLI at
Museum Gardens (c)           25%    61,700    59,006     2,400    15,425    14,752       600     6,360       269
                                  --------  --------  --------  --------  --------  --------  --------  --------











Third Quarter 2005                                                                                     Page 58
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                               DEVELOPMENT SUMMARY - CONTINUED
                                                                                            SEPTEMBER 30, 2005
                                                                                        (Dollars in thousands)


                                            At 100%                              Company's Share
                                  ----------------------------  ------------------------------------------------
                                                                                                         Equity
                         Percen-   Total     Total               Total     Total                        Required
                         tage of  Develop-   Capit-             Develop-   Capit-                         to
                         Owner-    ment      alized   Cost To    ment      alized   Cost To    Total    Complete
Market/Community         ship     Costs(a)  To Date   Complete  Costs(a)  To Date   Complete   Equity     (b)
----------------        --------  --------  --------  --------  --------  --------  --------  --------  --------
COMMUNITIES BUILT
FOR SALE BY
AMRESCON

DALLAS, TX
----------

AMLI at La Villita          100%    24,800    23,776       600    24,800    23,776       600    24,800       600
                                  --------  --------  --------  --------  --------  --------  --------  --------

                                  $138,900    94,457    43,725    71,850    45,205    26,147    57,910    21,022
                                  ========  ========  ========  ========  ========  ========  ========  ========




Notes:

  (a) Includes costs of initial lease-up, some of which are being expensed.

  (b) Net of (future) mortgage proceeds and joint venture partner contributions.

  (c) These communities are subject to debt.  All other communities are unencumbered.












Third Quarter 2005                                                                                     Page 59
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                     LAND HELD FOR DEVELOPMENT OR SALE
                                                    SEPTEMBER 30, 2005



                                                            Number of
                                                            Apartment
Market/Community                 Submarket                    Homes
----------------                 ---------                  ---------

ATLANTA, GA
-----------
AMLI at:
 Barrett Lakes III               Northwest Atlanta               180


AUSTIN, TX
----------
AMLI at:
 Anderson Mill                   Northwest Austin                396


FORT WORTH, TX
--------------
AMLI at:
 Fossil Creek (owned by
   the Service Companies)        North Forth Worth               288

 Fossil Creek II (16 acres
   held for sale by
   the Service Companies)        North Forth Worth               n/a


HOUSTON, TX
-----------
AMLI at:
 Champions II (14 acres
   held for sale)                Northwest Houston               n/a


KANSAS CITY, KS
---------------
AMLI at:
 Longview Farms                  Western Lee's Summit            206
 Clear Creek II                  Overland Park                   104

DENVER, CO
----------

AMLI at:
 Inverness                       Southeast Denver                309


INDIANAPOLIS, IN
----------------
AMLI at:
 Prairie Lakes (120 acres
   held for sale by the
   Service Companies)            Noblesville                     n/a
                                                              ------

    Total                                                      1,483
                                                              ======






Third Quarter 2005                                             Page 60
Supplemental Information             AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                           ACQUISITION AND DISPOSITION SUMMARY
                                             NINE MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED DECEMBER 2004
                                                                                        (Dollars in thousands)


                                                                Percen-
                                                                tage of
                                                                Ownership    Date      Number of   Purchase
                                                                Acquired    Acquired   Apartment   or Sale
Community                           Market                      or Sold     or Sold      Homes      Price
--------------------                --------------------       ----------  ----------  ---------   ---------

COMMUNITIES ACQUIRED
--------------------

AMLI:
 at Lantana Hills                   Austin, TX                       100%   1/21/2005        264    $ 24,150
 at McGinnis Ferry                  Gwinnett County, GA              100%   2/24/2005        696      64,736
 at City Place                      Dallas, TX                       100%   5/10/2005        244      25,000
 Memorial Heights                   Houston, TX                      100%    7/6/2005        380      52,000
                                                                                        --------    --------
    Total 2005 (a)                                                                         1,584     165,886
                                                                                        --------    --------

AMLI:
 on Timberglen                      Dallas, TX                        60%    1/5/2004        260       6,263
 at Ibis                            West Palm Beach, FL              100%   4/15/2004        234      24,675
 on Eldridge Parkway                Houston, TX                      100%   4/15/2004        668      48,000
 on the Fairway                     Dallas, TX                       100%   4/30/2004        322      23,405
 at Westcliff                       Westminster, CO                  100%   8/18/2004        372      43,500
 at Canterfield                     West Dundee, IL                  100%   9/14/2004        352      55,350
 at River Run                       Naperville, IL                   100%   9/14/2004        206      31,500
 at Kirkland Crossing               Aurora, IL                       100%  10/20/2004        266      39,100
 at Wynnewood Farms                 Overland Park, KS                 75%  11/15/2004        232      16,699
 at Lake Clearwater                 Indianapolis, IN                  75%  11/15/2004        216      14,700
                                                                                        --------    --------
    Total 2004                                                                             3,128     303,192
                                                                                        --------    --------

                                                                                           4,712    $469,078
                                                                                        ========    ========






Third Quarter 2005                                                                                     Page 61
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                               ACQUISITION AND DISPOSITION SUMMARY - CONTINUED
                                         NINE MONTHS ENDED SEPTEMBER 30, 2005 AND YEAR ENDED DECEMBER 31, 2004
                                                                                        (Dollars in thousands)


                                                                Percen-
                                                                tage of
                                                                Ownership    Date      Number of   Purchase
                                                                Acquired    Acquired   Apartment   or Sale
Community                           Market                      or Sold     or Sold      Homes      Price
--------------------                --------------------       ----------  ----------  ---------   ---------

COMMUNITIES SOLD
----------------
AMLI:
 at Chase Oaks                      Plano, TX                        100%   1/12/2005        250    $ 15,300
 at Bent Tree                       Dallas, TX                       100%    2/3/2005        500      39,215
 at Great Hills                     Austin, TX                       100%    2/3/2005        344      20,500
 at Fox Valley                      Aurora, IL                        25%   5/25/2005        272       8,485
 at Walnut Creek                    Austin, TX                       100%   6/28/2005        460      36,600
 at Poplar Creek                    Schaumburg, IL                   100%    7/1/2005        196      24,950
 at Oakhurst North                  Wheaton, IL                       80%   9/30/2005        464      48,325
 at Riverbend                       Indianapolis, IN                  60%   9/30/2005        996      39,026
                                                                                        --------    --------
    Total 2005 (b)                                                                         3,482     232,401
                                                                                        --------    --------

AMLI:
 at Wells Branch                    Austin, TX                        25%   1/21/2004        576      38,400
 at Spring Creek                    Atlanta, GA                      100%   4/14/2004      1,180      80,820
 at Verandah                        Dallas, TX                       100%   5/17/2004        538      28,300
 at Timberglen                      Dallas, TX                       100%   8/17/2004        260      12,285
 at Nantucket                       Dallas, TX                       100%   8/17/2004        312      13,365
 at Towne Creek                     Gainsville, GA                   100%   9/13/2004        150       7,900
                                                                                        --------    --------
    Total 2004                                                                             3,016     181,070
                                                                                        --------    --------
                                                                                           6,498    $413,471
                                                                                        ========    ========

Notes:

  (a)  The aggregate amount of NOI included from these communities for the nine months ended September 30, 2005 at
       AMLI's share is $4,549.

  (b)  The aggregate amount of NOI included from these communities for the nine months ended September 30, 2005 at
       AMLI's share is $5,590.

Third Quarter 2005                                                                                     Page 62
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                           NON-GAAP FINANCIAL MEASURES
                                                    SEPTEMBER 30, 2005


This Quarterly Supplemental Information contains certain non-GAAP ("Generally Accepted Accounting Principles") information that is generally provided by most publicly-traded residential REITs and that we believe may be of interest and use to the investment community. Reconciliations of all non-GAAP financial measures to GAAP financial measures are included at the end of this Supplemental Operating and Financial Data.


DEFINITIONS OF NON-GAAP FINANCIAL MEASURES


NOI AND EBITDA
--------------

Except where indicated, community revenue, community expenses, net operating income ("NOI") and earnings before interest, taxes, depreciation and amortization ("EBITDA") are computed based on various line items included in our consolidated statements of income prepared in accordance with GAAP. Where indicated, this information is presented on a basis that includes AMLI's proportionate share of the non-GAAP financial measures of its co-investment partnerships.

NOI from one community is the community revenue less the community expenses for that property. NOI for all communities is the community revenue from all communities less the community expenses for all communities.

EBITDA is NOI (including AMLI's proportionate share of the NOI of its co-investment partnerships) plus all fees and interest income and income from the Service Companies and gains or losses from sales or valuation of land and other income, less general and administrative expenses.


COMMUNITY REVENUE
-----------------

COMMUNITY REVENUE comprises that portion of total revenue collected or due from leases at AMLI's rental communities and includes any such amounts as may be reported as discontinued operations.


COMMUNITY EXPENSES
------------------

COMMUNITY EXPENSES comprise that portion of total expenses that exclude losses from sales or valuation of land, expenses of the Service Companies, general and administrative expense, and interest, taxes, depreciation and amortization. Community operating expenses include amounts reported as personnel, advertising and promotion, utilities, building repairs and maintenance and services, landscaping and grounds maintenance, real estate taxes, insurance, property management, and other operating expenses, and such of these amounts as may be included in discontinued operations.














Third Quarter 2005                                             Page 63
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL               NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                    SEPTEMBER 30, 2005



DEFINITIONS OF NON-GAAP FINANCIAL MEASURES -  CONTINUED


FUNDS FROM OPERATIONS ("FFO")
-----------------------------

FUNDS FROM OPERATIONS is EBITDA less interest expense (including AMLI's proportionate share of interest expense of its co-investment partnerships and amortization of deferred financing expense) and any income taxes.

FFO is defined as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable operating communities, plus depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO does not represent cash flows from operations, as defined by GAAP; is not indicative that cash flows are adequate to fund all cash needs; and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or the Company's cash flows or liquidity as defined by GAAP. FFO is widely accepted in measuring the performance of equity REITs.

FFO PER SHARE is FFO divided by the fully-diluted number of Operating Partnership Units outstanding. FFO is always presented on a fully-diluted basis only.


ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
---------------------------------------

ADJUSTED FUNDS FROM OPERATIONS is FFO less expenditures capitalized (excluding expenditures capitalized relating to the development of new property, the acquisition of additional property, or the rehab of existing property); AFFO includes AMLI's proportionate share of such expenditures capitalized by its co-investment partnerships.

AFFO PER SHARE is AFFO divided by the fully-diluted number of Operating Partnership Units outstanding. AFFO per share is always presented on a fully-diluted basis only.


SAME STORE COMMUNITIES
----------------------

SAME STORE COMMUNITY INFORMATION includes only such portions of community revenue, expenses, NOI or EBITDA as are generated from AMLI's same community universe, which changes each January 1 as communities with one full year of stabilized operations as of that date are added, and which may change quarterly thereafter as any components of the same community universe are sold or contributed to co-investment partnerships.










Third Quarter 2005                                             Page 64
Supplemental Information             AMLI Residential Properties Trust

AMLI RESIDENTIAL                                                                   NON-GAAP FINANCIAL MEASURES
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND FFO AND AFFO
--------------------------------------------------
<caption>                                                                      2005
                                                   ----------------------------------------------------------
                                                      Year       Dec 31      Sep 30      Jun 30      Mar 31
                                                   ----------  ----------  ----------  ----------  ----------
NET INCOME . . . . . . . . . . . . . . . . . . . . $   75,757                  44,136       9,210      22,411
Income from discontinued operations,
 net of minority interest. . . . . . . . . . . . .       (953)                   (248)       (254)       (451)
Gains on sales of rental communities,
 net of minority interest. . . . . . . . . . . . .    (40,852)                (11,722)     (6,192)    (22,938)
Gain on sale of bond financing for a community
 sold, net of minority interest. . . . . . . . . .       (843)                   (843)      --          --
Minority interest. . . . . . . . . . . . . . . . .      1,755                   1,889          54        (188)
                                                   ----------  ----------  ----------  ----------  ----------
Income (loss) from continuing operations
 before minority interest. . . . . . . . . . . . .     34,864       --         33,212       2,818      (1,166)
Income from discontinued operations before
 minority interest . . . . . . . . . . . . . . . .      1,013                     263         270         480
Discontinued operations - gain on sale of
 bond financing. . . . . . . . . . . . . . . . . .      1,280                   1,280       --          --
Discontinued operations - Service Companies'
 gain on sale. . . . . . . . . . . . . . . . . . .      2,215                   --          2,215       --
Gain on extinguishment of debt for a
 community sold to a partnership . . . . . . . . .       (383)                   (383)      --          --
Depreciation (a) . . . . . . . . . . . . . . . . .     33,738                  11,104      11,330      11,304
Depreciation - Service Companies . . . . . . . . .         96                      59          37       --
Share of co-investment partnerships' depreciation.      7,891                   2,624       2,607       2,660
Share of gains on sales of operating communities .    (35,208)                (32,117)     (3,091)      --
                                                   ----------  ----------  ----------  ----------  ----------
FFO. . . . . . . . . . . . . . . . . . . . . . . .     45,506       --         16,042      16,186      13,278

Capital expenditures paid from FFO . . . . . . . .     (3,831)                 (1,390)     (1,462)       (979)
Share of co-investment partnerships'
 capital expenditures. . . . . . . . . . . . . . .       (822)                   (270)       (277)       (275)
                                                   ----------  ----------  ----------  ----------  ----------
AFFO . . . . . . . . . . . . . . . . . . . . . . . $   40,853       --         14,382      14,447      12,024
                                                   ==========  ==========  ==========  ==========  ==========
Weighted average shares and units
 including dilutive shares . . . . . . . . . . . . 31,253,407              31,345,120  31,199,018  31,201,655
                                                   ==========  ==========  ==========  ==========  ==========
(a) Includes amounts included in
    discontinued operations. . . . . . . . . . . . $      647                   --            324         323
                                                   ==========  ==========  ==========  ==========  ==========
Third Quarter 2005                                                                                     Page 65
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                       NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND FFO AND AFFO
--------------------------------------------------
                                                                               2004
                                                   ----------------------------------------------------------
                                                      Year       Dec 31      Sep 30      Jun 30      Mar 31
                                                   ----------  ----------  ----------  ----------  ----------
NET INCOME . . . . . . . . . . . . . . . . . . . .     62,425       1,168      12,234      42,304       6,719
Income from discontinued operations,
 net of minority interest. . . . . . . . . . . . .     (6,330)     (1,216)       (995)     (1,248)     (2,871)
Gains on sales of rental communities,
 net of minority interest. . . . . . . . . . . . .    (48,849)        (49)    (11,318)    (37,482)      --
Gain on sale of bond financing for a
 community sold, net of minority interest. . . . .     (4,423)      --          --         (4,423)      --
Minority interest. . . . . . . . . . . . . . . . .       (305)       (133)       (134)       (188)        150
                                                   ----------  ----------  ----------  ----------  ----------
Income (loss) from continuing operations
 before minority interest. . . . . . . . . . . . .      2,518        (230)       (213)     (1,037)      3,998
Income from discontinued operations
 before minority interest. . . . . . . . . . . . .      6,787       1,295       1,061       1,334       3,097
Discontinued operations - gain on sale
 of bond financing . . . . . . . . . . . . . . . .      4,723       --          --          4,723       --
Discontinued operations - Service Companies'
 gain on sale. . . . . . . . . . . . . . . . . . .      --          --          --          --          --
Gain on extinguishment of debt for a
 community sold to a partnership . . . . . . . . .      --          --          --          --          --
Depreciation (a) . . . . . . . . . . . . . . . . .     38,768      10,602      10,057       9,468       8,641
Depreciation - Service Companies . . . . . . . . .      --          --          --          --          --
Share of co-investment partnerships' depreciation.     10,498       2,628       2,671       2,609       2,590
Share of gains on sales of operating communities .     (2,648)      --          --          --         (2,648)
                                                   ----------  ----------  ----------  ----------  ----------
FFO. . . . . . . . . . . . . . . . . . . . . . . .     60,646      14,295      13,576      17,097      15,678

Capital expenditures paid from FFO . . . . . . . .     (5,346)     (1,821)     (1,453)     (1,168)       (904)
Share of co-investment partnerships'
 capital expenditures. . . . . . . . . . . . . . .       (957)       (240)       (270)       (259)       (188)
                                                   ----------  ----------  ----------  ----------  ----------
AFFO . . . . . . . . . . . . . . . . . . . . . . .     54,343      12,234      11,853      15,670      14,586
                                                   ==========  ==========  ==========  ==========  ==========
Weighted average shares and units
 including dilutive shares . . . . . . . . . . . . 30,355,430  31,255,140  31,168,376  31,026,552  27,918,813
                                                   ==========  ==========  ==========  ==========  ==========
(a) Includes amounts included in
    discontinued operations. . . . . . . . . . . .      3,443         604         801         966       1,073
                                                   ==========  ==========  ==========  ==========  ==========

Third Quarter 2005                                                                                     Page 66
Supplemental Information                                                     AMLI Residential Properties Trust


AMLI RESIDENTIAL                                                                   NON-GAAP FINANCIAL MEASURES
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND CONSOLIDATED NOI
------------------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

NET INCOME . . . . . .$ 75,757            44,136    9,210   22,411   62,425    1,168   12,234   42,304    6,719
Minority interest. . .   1,755             1,889       54     (188)    (305)    (133)    (134)    (188)     150
Income from discon-
 tinued operations,
 net of minority
 interest. . . . . . .    (953)             (248)    (254)    (451)  (6,330)  (1,216)    (995)  (1,248)  (2,871)
Gains on sales of
 rental communities,
 net of minority
 interest. . . . . . . (40,852)          (11,722)  (6,192) (22,938) (48,849)     (49) (11,318) (37,482)   --
Gain on sale of bond
 financing for a
 community sold,
 net of minority
 interest. . . . . . .    (843)             (843)   --       --      (4,423)   --       --      (4,423)   --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

INCOME (LOSS) FROM
 CONTINUING OPERA-
 TIONS BEFORE
 MINORITY INTEREST . .  34,864    --      33,212    2,818   (1,166)   2,518     (230)    (213)  (1,037)   3,998
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------












Third Quarter 2005                                                                                     Page 67
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                       NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND CONSOLIDATED NOI
------------------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Income from
 partnerships. . . . .  (1,721)             (559)    (784)    (378)  (3,435)    (886)    (616)    (430)  (1,503)
Interest and amortiza-
 tion of deferred
 financing costs . . .  28,166             9,844    9,507    8,815   30,042    8,580    7,638    6,976    6,848
Prepayment penalty
 and write-off of
 unamortized deferred
 financing costs . . .   --                --       --       --       1,121    --       --       1,121    --
Depreciation . . . . .  33,091            11,104   11,006   10,981   35,325    9,998    9,257    8,502    7,568
Fee income from
 unconsolidated
 partnerships. . . . .  (1,829)           (1,227)    (342)    (260)  (1,824)    (331)    (636)    (424)    (433)
Other income . . . . .    (728)              (96)    (431)    (201)  (1,378)    (263)    (207)    (429)    (479)
Service Companies'
 operations. . . . . .   1,824               433      664      727    1,898      352      538      526      482
General and
 administrative. . . .   6,074             2,118    1,995    1,961    7,301    2,441      871    1,793    2,196
Provision for loss
 on land held for
 development or sale .     150             --         150    --         150    --         150    --       --
Share of gains on
 sales of partnerships'
 properties. . . . . . (35,208)          (32,117)  (3,091)   --      (2,648)   --       --       --      (2,648)
Gain on extinguish-
 ment of debt for a
 community sold to
 a partnership . . . .    (383)             (383)   --       --       --       --       --       --       --
Impairment of an
 investment in a
 partnership . . . . .   --                --       --       --       --       --       --       --       --
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
NOI FROM CONTINUING
 OPERATIONS. . . . . .  64,300            22,329   21,492   20,479   69,071   19,661   16,783   16,598   16,029
NOI FROM DISCONTINUED
 OPERATIONS. . . . . .   1,433                34      599      800   10,385    1,909    1,800    2,408    4,268
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
CONSOLIDATED NOI . . .$ 65,733    --      22,363   22,091   21,279   79,456   21,570   18,583   19,006   20,297
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========
Third Quarter 2005                                                                                     Page 68
Supplemental Information                                                     AMLI Residential Properties Trust




AMLI RESIDENTIAL                                                       NON-GAAP FINANCIAL MEASURES - CONTINUED
                                                                                                 QUARTER ENDED
                                                                                        (Dollars in thousands)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION BETWEEN NET INCOME AND CONSOLIDATED NOI
------------------------------------------------------

                                          2005                                         2004
                      -------------------------------------------- --------------------------------------------
                        Year    Dec 31   Sep 30   Jun 30   Mar 31    Year    Dec 31   Sep 30   June 30  Mar 31
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

COMPONENTS OF NOI
Same store
 communities . . . . .  37,799            12,441   12,704   12,654   50,857   12,703   12,679   12,318   13,157
Acquired from/
 contributed to
 partnerships. . . . .   7,731             2,578    2,564    2,589    8,306    2,380    1,874    2,078    1,974
New communities. . . .   1,511               516      538      457    1,697      597      203      466      431
Development and/
 or lease-up
 communities . . . . .   --                         --       --       --       --       --       --       --
Acquisition
 communities . . . . .  16,283             6,444    5,396    4,443    6,621    3,637    1,653    1,331    --
Communities under
 rehab . . . . . . . .     976               350      289      336    1,590      344      373      406      467
Communities sold . . .   1,433                34      599      800   10,385    1,909    1,801    2,407    4,268
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Total. . . . . . . . .$ 65,733    --      22,363   22,091   21,279   79,456   21,570   18,583   19,006   20,297
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

















Third Quarter 2005                                                                                     Page 69
Supplemental Information                                                     AMLI Residential Properties Trust
